As Filed Pursuant to Rule 424(B)(2)
Registration File No. 333-138924

PROSPECTUS SUPPLEMENT
(to Prospectus dated February 13, 2007)

$150,000,000
Comerica Incorporated
Floating Rate Senior Notes due 2010

We will pay interest on the notes on January 27, April 27, July 27 and October 27 of each year, beginning October 27, 2007. The notes will mature on July 27, 2010, We may not redeem the notes prior to maturity.

The notes will be unsecured obligations of our company and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

	Per Note	Total

Public offering price(1)	100.000%	$150,000,000
Underwriting discount	0.200%	$300,000
Proceeds, before expenses, to Comerica(1)	99.800%	$149,700,000

(1)	Plus accrued interest, if any, from October 27, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are unsecured debt obligations of Comerica and are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The notes will be ready for delivery in book-entry form only through The Depository Trust Company on or about July 27, 2007.

Joint Book-Running Managers

Banc of America Securities LLC	Barclays Capital

Comerica Securities	Sandler O’Neill + Partners, L.P.

The date of this prospectus supplement is July 24, 2007.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the notes in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part is the prospectus dated February 13, 2007, which is part of our Registration Statement on Form S-3 (Registration No. 333-138924).

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or the underwriters or any of them, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting.”

In this prospectus supplement and the accompanying prospectus, unless otherwise stated, references to “Comerica,” “the Company,” “we,” “us” and “our” refer to Comerica Incorporated and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding our expected financial position, strategies and growth prospects and general economic conditions we expect to exist in the future are forward-looking statements. The words, “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date the statement is made, and we do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance.

In addition to factors mentioned elsewhere in this prospectus supplement, the accompanying prospectus or previously disclosed in Comerica’s SEC reports (accessible on the SEC’s website at www.sec.gov or on Comerica’s website at www.comerica.com), the following factors, among others, could cause actual results to differ materially from forward-looking statements and future results could differ materially from historical performance. These factors are not exclusive.

•	general political, economic or industry conditions, either domestically or internationally, may be less favorable than expected;

•	unfavorable developments concerning credit quality could adversely affect Comerica’s financial results;

•	industries in which we have lending concentrations, including, but not limited to, automotive production and the commercial real estate industry, could suffer a significant decline which could adversely affect us;

•	the introductions, withdrawal, success and timing of business initiatives and strategies, including, but not limited to, the opening of new banking centers, and plans to grow personal financial services and wealth management, may be less successful or may be different than anticipated. Such a result could adversely affect our business;

•	fluctuations in interest rates could adversely affect our net interest income and balance sheet;

•	customer borrowing, repayment, investment and deposit practices generally may be different than anticipated;

•	management’s ability to maintain and expand customer relationships may differ from expectations;

•	competitive product and pricing pressures among financial institutions within our markets may change;

•	management’s ability to retain key officers and employees may change;

•	legal and regulatory proceedings and related matters with respect to the financial services industry, including those directly involving us and our subsidiaries, could adversely affect us or the financial services industry in general;

•	changes in regulation or oversight may have a material adverse impact on Comerica’s operations;

•	methods of reducing risk exposures might not be effective;

•	there could be terrorist activities or other hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and us;

•	changes relating to the headquarters relocation or its underlying assumptions; and

•	there could be natural disasters, including, but not limited to, hurricanes, tornadoes, earthquakes, fires and floods, which may adversely affect the general economy, financial and capital markets, specific industries, and us.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about Comerica and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference prior to deciding whether to purchase notes.

Comerica Incorporated

Comerica Incorporated (“Comerica”) is a bank holding company incorporated under the laws of the State of Delaware, headquartered in Detroit, Michigan, and registered under the Bank Holding Company Act of 1956, as amended. As of March 31, 2007, Comerica owned directly or indirectly all the outstanding stock of 2 active banking and 63 non-banking subsidiaries. At March 31, 2007, Comerica had total assets of approximately $57.5 billion, total deposits of approximately $43.7 billion, total loans (net of unearned income) of approximately $48.0 billion and common shareholders’ equity of approximately $5.1 billion.

Comerica has strategically aligned its operations into three major business segments: The Business Bank, The Retail Bank and Wealth & Institutional Management. In addition to the three major business segments, the Finance Division is also reported as a segment.

The Business Bank is primarily comprised of the following businesses: middle market, commercial real estate, national dealer services, global finance, large corporate, leasing, financial services, and technology and life sciences. This business segment meets the needs of medium-size businesses, multinational corporations and governmental entities by offering various products and services, including commercial loans and lines of credit, deposits, cash management, capital market products, international trade finance, letters of credit, foreign exchange management services and loan syndication services.

The Retail Bank includes small business banking (entities with annual sales under $10 million) and personal financial services, consisting of consumer lending, consumer deposit gathering and mortgage loan origination. In addition to a full range of financial services provided to small business customers, this business segment offers a variety of consumer products, including deposit accounts, installment loans, credit and debit cards, student loans, home equity lines of credit and residential mortgage loans.

Wealth & Institutional Management offers products and services consisting of personal trust, which is designed to meet the personal financial needs of affluent individuals (as defined by individual net income or wealth), private banking, institutional trust, retirement services, investment management and advisory services, investment banking and discount securities brokerage services. This business segment also offers the sale of annuity products, as well as life, disability and long-term care insurance products.

The Finance Division includes Comerica’s securities portfolio and asset and liability management activities. This segment is responsible for managing Comerica’s funding, liquidity and capital needs, performing interest sensitivity analysis and executing various strategies to manage Comerica’s exposure to liquidity, interest rate risk and foreign exchange risk.

The “other” category includes discontinued operations, the income and expense impact of equity and cash, tax benefits not assigned to specific business segments and miscellaneous other expenses of a corporate nature.

In addition, Comerica has positioned itself to deliver financial services in its four primary geographic markets: Midwest, Western, Texas and Florida. In addition to the four primary geographic markets, Other Markets and International are also reported as market segments. The Midwest market consists of operations located in the states of Michigan, Ohio and Illinois. Currently, Michigan operations represent the significant majority of the Midwest market. The Western market consists of operations located in the states of California, Arizona, Nevada, Colorado and Washington. Currently, California operations represent the significant majority of the Western market. The Texas and Florida markets consist of operations located in the states of Texas and Florida, respectively. Other Markets includes Comerica’s investment management and trust alliance businesses, as well as all other markets in which Comerica has operations, except for the International market. The

International market represents the activity of Comerica’s International Finance division, which provides banking services primarily to foreign-owned, North American-based companies.

Competitors of Comerica include commercial banks, savings and loan associations, consumer and commercial finance companies, credit unions and other financial services companies. Based on market, technological and legislative and regulatory developments, including the elimination of previous legal restrictions on interstate banking, Comerica believes that the level of competition will increase in the future.

Comerica Bank is subject to extensive regulation by federal regulators, including the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) and the FDIC. Comerica Bank is regulated by the Division of Financial Institutions, Office of Financial and Insurance Services of the State of Michigan. These regulatory bodies examine Comerica Bank and supervise numerous aspects of its business.

Comerica continues to review and evaluate potential acquisitions in order to expand their core businesses in defined markets. Comerica anticipates that from time to time in the future Comerica will acquire companies that complement and effectuate its business objectives in both federally-assisted and negotiated transactions. Certain acquisitions, including those by Comerica and others, have typically involved the payment of a premium over book and market values which results in some dilution to the acquiring company’s book value and net income per common share. Comerica and Comerica Bank expect that future acquisitions may involve acquisition premiums and dilution.

The notes are neither obligations of nor guaranteed by Comerica Bank.

The principal offices of Comerica are located at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226-3391. Comerica’s telephone number is (313) 222-6317. It is anticipated that the principal offices of Comerica will relocate to Dallas, Texas by the end of 2007.

Recent Financial Results

On July 18, 2007, Comerica reported second quarter 2007 income from continuing operations of $196 million compared to $195 million for the second quarter 2006. In the fourth quarter 2006, Comerica sold its stake in Munder Capital Management which it now reports as a discontinued operation in all periods discussed. Income from continuing operations for the first six months of 2007 was $385 million compared to $402 million for the first six months of 2006. Total assets and common shareholders’ equity were $58.6 billion and $5.0 billion, respectively, at June 30, 2007, compared to $57.5 billion and $5.1 billion, respectively, at March 31, 2007.

The Offering

Issuer	Comerica Incorporated

Securities Offered	$150,000,000 aggregate principal amount of Floating Rate Senior Notes due 2010.

Maturity	July 27, 2010.

Interest Rate	The notes will bear interest at a variable rate reset each interest period based on three-month LIBOR plus 0.17% as described under the heading “Description of the Notes — Interest.”

Interest Payment Dates	We will pay interest on the notes on January 27, April 27, July 27 and October 27 of each year, beginning on October 27, 2007.

Ranking	The notes will be unsecured obligations of our company and will rank equally with all of our other unsecured, senior indebtedness from to time outstanding.

Optional Redemption	We may not redeem the notes prior to maturity.

Further Issues	We may from time to time, without notice to or the consent of the holders of the notes , create and issue additional debt securities having the same terms as and ranking equally and ratably with the notes in all respects, as described under “Description of the Notes — General.”

Use of Proceeds	To repay the $150,000,000 aggregate principal amount of our 7.25% subordinated note due 2007.

Book-Entry	The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes except in limited circumstances. See “Description of the Notes — General.”

Trustee	The Bank of New York.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,				Year Ended December 31,
	2007		2006		2006		2005		2004		2003		2002

Excluding interest on deposits	3.32	x	3.77	x	3.49	x	6.05	x	9.30	x	7.94	x	5.78	x
Including interest on deposits	1.68	x	1.91	x	1.77	x	2.54	x	3.45	x	2.87	x	2.42	x

For purposes of computing these ratios, earnings represent income after interest on tax liabilities and before income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest (other than on deposits and on tax liabilities), whether expensed or capitalized, and that portion of rental expense (generally one-third) deemed representative of the interest factor. Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits.

USE OF PROCEEDS

The net proceeds to us from the sale of the notes will be approximately $149,700,000 (after underwriting discounts and our offering expenses). We intend to apply the net proceeds toward the repayment of our $150 million outstanding principal amount of 7.25% subordinated note due 2007. Pending application of the proceeds of the sale of the notes, we intend to invest such proceeds in short-term investments.

CAPITALIZATION

The following table sets forth at March 31, 2007 our consolidated capitalization on an actual basis and as adjusted to give effect to the issuance of the notes and the application of the proceeds from the sale of the notes as described under “Use of Proceeds.” You should read this table together with our consolidated financial statements and related notes and the other financial information incorporated by reference in this prospectus supplement.

	As of March 31, 2007
		As
Medium- and long-term debt	Actual	Adjusted
	(Dollars in millions)

Medium- and long-term debt:
Senior notes offered hereby	$—	$150
Other medium- and long-term debt	7,148	6,998

Total medium- and long-term debt	7,148	7,148

Stockholders equity:
Common stock — $5 par value	894	894
Capital surplus	524	524
Accumulated other comprehensive income	(284)	(284)
Retained earnings	5,311	5,311
Less cost of common stock in treasury — 22,834,368 shares	(1,325)	(1,325)

Total shareholders’ equity	5,120	5,120

Total medium and long-term debt and shareholders’ equity	$12,268	$12,268

SELECTED FINANCIAL DATA

The following table sets forth our selected consolidated financial and other data. The financial data have been derived from our audited financial statements except for the quarterly financial information, which is unaudited. You should read the following information in conjunction with our financial statements and notes thereto and the other financial and statistical information that we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

	For the Three Months
	Ended March 31,		For the Years Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(Dollars in millions)

Earnings Summary:
Net interest income	$502	$479	$1,983	$1,956	$1,811	$1,928	$2,133
Provision for loan losses	23	(27)	37	(47)	64	377	635
Noninterest income	203	195	855	819	808	850	865
Noninterest expenses	407	429	1,674	1,613	1,458	1,452	1,393
Provision for income taxes	86	65	345	393	349	291	312
Income from continuing operations	189	207	782	816	748	658	658
Income (loss) from discontinued operations, net of tax	1	(13)	111	45	9	3	(57)
Net income	$190	$194	$893	$861	$757	$661	$601
Period-end Balances:
Total assets	$57,527	$56,441	$58,001	$53,013	$51,766	$52,592	$53,301
Total earning assets	53,655	52,017	54,052	48,646	48,016	48,804	47,780
Total loans	47,989	44,739	47,431	43,247	40,843	40,302	42,281
Total deposits	43,670	44,096	44,927	42,431	40,936	41,463	41,775
Total medium- and long-term debt	7,148	4,062	5,949	3,961	4,286	4,801	5,216
Total common shareholders’ equity	5,120	5,094	5,153	5,068	5,105	5,110	4,947
Average Balances:
Total assets	$57,088	$55,277	$56,579	$52,506	$50,948	$52,980	$51,130
Total earning assets	53,148	50,977	52,291	48,232	46,975	48,841	47,053
Total loans	48,896	46,479	47,750	43,816	40,733	42,370	42,091
Total deposits	42,579	41,198	42,074	40,640	40,145	41,519	37,712
Total medium- and long-term debt	6,426	4,029	5,407	4,186	4,540	5,074	5,763
Total common shareholders’ equity	5,101	5,072	5,176	5,097	5,041	5,033	4,884
Ratios:
Net interest margin	3.82%	3.80%	3.79%	4.06%	3.86%	3.95%	4.55%
Return on average assets	1.33	1.41	1.58	1.64	1.49	1.25	1.18
Return on average common shareholders’ equity	14.86	15.33	17.24	16.90	15.03	13.12	12.31
Efficiency ratio	57.66	63.39	58.92	58.01	55.60	53.19	47.05
Dividend payout ratio	53.78	50.00	42.99	43.05	47.71	53.33	56.47
Total payout to shareholders	163.87	94.92	85.79	104.11	96.56	57.60	91.47
Average common shareholders’ equity as a percentage of average assets	8.93	9.17	9.15	9.71	9.90	9.50	9.55
Tier 1 common capital as a percentage of risk-weighted assets	7.49	7.66	7.54	7.78	8.13	8.04	7.39
Tier 1 capital as a percentage of risk-weighted assets	8.19	8.24	8.02	8.38	8.77	8.72	8.05

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes supplements the description of the general terms and provisions of the “debt securities” set forth in the accompanying prospectus, to which reference is made. References to “Comerica,” “the Company,” “we,” “us” and “our” in this section are only to Comerica Incorporated and not to its subsidiaries.

The notes will be issued under an indenture dated as of July 15, 2007, between us and The Bank of New York, as trustee. The following description of the particular terms of the notes supplements the description of the general terms and provisions of debt securities in the accompanying prospectus.

General

The notes will mature on July 27, 2010.

The notes will be unsecured obligations of our company and will rank equally with all our other unsecured, senior indebtedness. On a consolidated basis, the aggregate principal amount of our senior indebtedness outstanding as of March 31, 2007 was approximately $3.6 billion. The notes will rank senior in right of payment to our subordinate indebtedness. The notes will be effectively subordinated to all liabilities of our subsidiaries, including trade payables.

The indenture does not limit the amount of notes, debentures or other evidences of indebtedness that we may issue under the indenture and provides that notes, debentures or other evidences of indebtedness may be issued from time to time in one or more series. We may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue notes having the same ranking and the same interest rate, maturity and other terms as the notes issued in this offering. Any additional securities having such similar terms, together with the applicable notes, will constitute a single series of securities under the indenture.

Principal and interest will be payable, and the notes will be transferable or exchangeable, at the office or offices or agency maintained by us for these purposes. Payment of interest on the notes may be made at our option by check mailed to the registered holders.

The notes will be issued only in fully registered form without coupons and in denominations of $2,000 or any whole multiple of $1,000 in excess thereof. No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

The notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company. Except as described in the accompanying prospectus under “Description of Debt Securities — Book-Entry Procedures and Settlement ,” the notes will not be issuable in certificated form. The provisions set forth in the accompanying prospectus under “Description of Debt Securities — Book Entry Procedures and Settlement” will be applicable to the notes.

The notes are subject to the defeasance provisions explained in the accompanying prospectus under “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance.”

Interest

The notes will bear interest for each interest period at a variable rate. The interest rate for a particular interest period will be an annual rate equal to three-month LIBOR (as defined below) as determined on the applicable interest determination date (as defined below) plus a margin equal to 17 basis points. The interest rate will be reset on the first day of each interest period other than the initial interest period (each an “interest reset date”). Interest will be payable quarterly on January 27, April 27, July 27 and October 27 of each year, beginning on October 26, 2007 (each an “interest payment date”). An interest period is the period commencing on an interest payment date (or, in the case of the initial interest period, commencing on the date the notes are issued) and ending on the day preceding the next following interest payment date; the initial interest period is July 27, 2007 through October 26, 2007. The interest reset dates are January 27, April 27, July 27 and October 27 of each year, beginning on October 27, 2007. The interest determination date for an interest period will be the second London banking day (as defined below) preceding such interest period (the “interest determination date”). Promptly upon determination, the trustee will inform us of the interest rate for the next interest period. All payments of interest on the notes due on any interest payment date will be made to the persons in whose name the notes are registered at the close of business on the first day of the calendar month next preceding such January 12, April 12, July 12 and October 12, as the case may be, whether or not a business day. Interest on the notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year.

If any interest payment date, other than the maturity date, falls on a day that is not a business day, the interest payment date will be postponed to the next day that is a business day, except if that business day is in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of the notes falls on a day that is not a business day, the payment of interest and principal will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after the maturity date. If an interest reset date falls on a day that is not a business day, such interest reset date will be deemed to occur on the next succeeding business day. As used in this prospectus supplement, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulations to close in New York, New York.

We, or a successor appointed by us, will act as calculation agent. “LIBOR” for each interest determination date will be determined by the calculation agent as follows:

(i) LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000 as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on the interest determination date for the applicable interest reset date. “Reuters Page LIBOR01” means the display page so designated on the Reuters Telerate Service for the purpose of displaying London interbank offered rates of major banks, or any successor page on the Reuters Telerate Service.

(ii) If this rate does not appear on Reuters Page LIBOR01, the calculation agent will determine the rate on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market (selected by the calculation agent) at approximately 11:00 a.m., London time, on the interest determination date for the applicable interest reset date to prime banks in the London interbank market for a period of three months commencing on that interest reset date and in principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. In such case, the calculation agent will request the principal London office of each of these major banks to provide a quotation of such rate. If at least two such quotations are provided, LIBOR will be the arithmetic average of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest determination date will be the arithmetic average of the rates quoted by three major banks in New York, New York (selected by the calculation agent) at approximately 11:00 a.m., New York time, on the interest determination date for the applicable interest determination date for loans in U.S. dollars to leading European banks for a period of three months commencing on that interest reset date and in a principal amount equal to an amount not less than $1,000,000 that is representative for a single transaction in such market at such time. If fewer than three quotations are provided as requested, for the period until the next interest reset date, LIBOR will be the same as the rate determined for the immediately preceding interest reset date.

A “London banking day” will be any day in which dealings in U.S. dollar deposits are transacted in the London interbank market.

The calculation agent will provide the interest rate then in effect upon any change to the holder of any note and to us. The calculation agent will be us until such time as we appoint a successor calculation agent. All calculations made by the calculation agent in the absence of willful misconduct, bad faith or manifest error shall be conclusive for all purposes and binding on us and the holders of the notes. We may appoint a successor calculation agent at any time at our discretion and without notice.

All percentages used in or resulting from any calculation of the interest rate with respect to the notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionth of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) would be rounded to 9.87654% (or .0987654)), and all U.S. dollar amounts used in or resulting from any such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

Optional Redemption

The notes will not be redeemable prior to maturity.

Sinking Fund

The notes will not be entitled to any sinking fund.

Concerning the Trustee

The trustee under the indenture is The Bank of New York. Pursuant to the indenture, the trustee will be designated by Comerica as the initial paying agent, transfer agent and registrar to the notes. The Corporate Trust Office of the trustee is currently located at 101 Barclay Street, Floor 7E, New York, N.Y. 10286, U.S.A. Attention: Trust Administration Department

UNDERWRITING

Banc of America Securities LLC and Barclays Capital Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Principal Amount
Underwriter	of Notes

Banc of America Securities LLC	$64,500,000
Barclays Capital Inc.	64,500,000
Comerica Securities, Inc.	10,500,000
Sandler O’Neill + Partners, L.P.	10,500,000

Total	$150,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to the approval of legal matters by their counsel and to other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

The underwriters propose to offer part of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at the public offering price less a concession not in excess of 0.150% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession to certain other dealers not in excess of 0.100% of the principal amount of the notes. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions.

The notes are a new issue of securities with no established trading market. We presently do not intend to apply for listing of the notes on any national securities exchange or interdealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes but the underwriters are not obligated to do so and may discontinue any market making at any time in their sole discretion and without notice. Accordingly, we can make no assurance as to the liquidity of, or trading markets for, the notes.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Comerica

Per note	0.200%

In connection with the offering, the representatives, on behalf of the underwriters, may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-

the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our total expenses for this offering will be $150,000.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of the notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by us, the issuer, of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in relation to any of the notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Member State.

The underwriters and their affiliates may, from time to time, engage in transactions (which may include commercial banking transactions) with, and perform services for, us or one or more of our affiliates in the ordinary course of business.

Comerica Securities, Inc., a manager for this offering, is a subsidiary of Comerica. Accordingly, the offering of the notes will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

LEGAL OPINIONS

Robert W. Spencer, Jr., Vice President, Corporate Finance & Securities Counsel of Comerica Incorporated will issue an opinion about the legality of the notes. Certain legal matters will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. Mayer, Brown, Rowe & Maw LLP represents Comerica and certain of its subsidiaries in other legal matters. In rendering his opinion, Mr. Spencer may rely on Mayer, Brown, Rowe & Maw LLP as to matters of New York law.

Prospectus

Comerica Incorporated
Common stock
Preferred stock
Depositary shares
Debt securities
Warrants to purchase common stock, preferred stock
  and debt securities
Stock purchase contracts
Stock purchase units

Comerica Capital Trust II
Comerica Capital Trust III
Capital securities guaranteed to the extent provided in this prospectus by Comerica Incorporated

Comerica or the applicable Comerica Capital Trust will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Comerica’s common stock is traded on the New York Stock Exchange under the symbol “CMA.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts but are unsecured obligations of Comerica. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

February 13, 2007

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither Comerica nor the Comerica Capital Trusts has authorized anyone else to provide you with different information. Comerica and the Comerica Capital Trusts are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Comerica’s business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, the terms “Comerica,” the “Company,” “we,” “our,” “us,” and other similar terms mean Comerica Incorporated and its subsidiaries.

Prospectus summary

This summary provides a brief overview of the key aspects of Comerica, the Comerica Capital Trusts and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that Comerica and the Comerica Capital Trusts may offer; and

•	the documents referred to in “Where You Can Find More Information” on page 72 for information on Comerica, including its financial statements.

Comerica Incorporated

Comerica Incorporated is a financial services company incorporated under the laws of the State of Delaware and headquartered in Detroit, Michigan. As of December 31, 2006, it was among the 20 largest commercial banking companies in the United States. Comerica was formed in 1973 to acquire the outstanding common stock of Comerica Bank (formerly Comerica Bank-Detroit), one of Michigan’s oldest banks (“Comerica Bank”). As of December 31, 2006, Comerica owned directly or indirectly all the outstanding common stock of 2 active banking and 63 non-banking subsidiaries. At December 31, 2006, Comerica had total assets of approximately $58.0 billion, total deposits of approximately $44.9 billion, total loans (net of unearned income) of approximately $47.4 billion and common shareholders’ equity of approximately $5.2 billion.

Comerica’s principal executive office is at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and its telephone number is (313) 222-6317.

Comerica Capital Trusts

Each of the trusts is a statutory trust recently organized under Delaware law by us solely for the purposes of issuing to us, in exchange for our junior subordinated debentures, preferred and common securities that represent undivided beneficial ownership interests in the assets of each trust and engaging in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

The executive office of each trust is c/o Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and its telephone number is (313) 222-6317.

Use of proceeds

Unless otherwise disclosed in the applicable prospectus supplement, Comerica will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding the business of its operating units; funding investments in, or extensions of credit or capital contributions to, its subsidiaries; financing possible acquisitions or business expansion; and refinancing outstanding indebtedness or refunding maturing indebtedness. Each Comerica Capital Trust will invest all proceeds received from the sale of its capital securities and common securities in a particular series of subordinated debt securities of Comerica. Comerica will use these funds as specified above.

Forward-looking statements

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements regarding Comerica’s expected financial position, strategies and growth prospects and general economic conditions Comerica expects to exist in the future are forward-looking statements. The words “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements.

Comerica cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date the statement is made, and Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Item 1A—Risk Factors” in Comerica’s Form 10-K for the year ended December 31, 2005 which is incorporated herein by reference in this prospectus. Comerica does not have any intention or obligation to update forward-looking statements after it distributes this prospectus.

Comerica Incorporated

Comerica Incorporated is a financial services company incorporated under the laws of the State of Delaware and headquartered in Detroit, Michigan. As of December 31, 2006, it was among the 20 largest commercial banking companies in the United States. Comerica was formed in 1973 to acquire the outstanding common stock of Comerica Bank (formerly Comerica Bank-Detroit), one of Michigan’s oldest banks (“Comerica Bank”). As of December 31, 2006, Comerica owned directly or indirectly all the outstanding common stock of 2 active banking and 63 non-banking subsidiaries. At December 31, 2006, Comerica had total assets of approximately $58.0 billion, total deposits of approximately $44.9 billion, total loans (net of unearned income) of approximately $47.4 billion and common shareholders’ equity of approximately $5.2 billion.

Comerica’s principal executive office is at 500 Woodward Avenue, Detroit, Michigan 48226, and its telephone number is (313) 222-6317.

Comerica Capital Trusts

Purpose and ownership of the trusts

Each of the trusts is a statutory trust organized under Delaware law by us and the trustees of the trusts. The trusts are being established solely for the following purposes:

•	to issue to us, in exchange for our junior subordinated debentures, the capital securities, which represent undivided beneficial ownership interests in the assets of each trust;

•	to issue the common securities to us in exchange for our junior subordinated debentures in a total liquidation amount equal to at least 3% of the total capital of each trust; and

•	to engage in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

Because each trust is being established only for the purposes listed above, the applicable series of junior subordinated debentures will be the sole assets of the applicable trust, and payments under the junior subordinated debentures will be the sole source of income to that trust.

As issuer of the junior subordinated debentures, we will pay:

•	all fees, expenses and taxes related to each trust and the offering of each trust’s capital securities and common securities; and

•	all ongoing costs, expenses and liabilities of the trusts, except obligations to make distributions and other payments on the common securities and the capital securities.

For so long as the capital securities remain outstanding, we will promise to:

•	cause each trust to remain a business trust and not to voluntarily dissolve, windup, liquidate or be terminated, except as permitted by the relevant declaration of trust;

•	own directly or indirectly all of the common securities;

•	use our commercially reasonable efforts to ensure that each trust will not be an “investment company” for purposes of the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

•	take no action that would be reasonably likely to cause either trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

The trustees

Each of the trust’s business and affairs will be conducted by its five trustees. In each case, the three administrative trustees of each trust will be individuals who are our employees. The property trustee of each trust will hold title to the junior subordinated debentures for the benefit of the holders of the capital securities of each trust and will have the power to execute all rights and powers of a registered holder of junior subordinated debentures under the indenture governing the junior subordinated debentures. The Delaware trustee will maintain its principal place of business in Delaware and meet the requirements of Delaware law for Delaware business trusts.

We have the sole right to appoint, remove and replace any of the trustees of each trust unless an event of default occurs under the indenture. In that event, the holders of a majority in liquidation amount of the applicable capital securities will have the sole right to remove and appoint the property trustee and the Delaware trustee.

Additional information

For additional information concerning the particular trust issuing a series of capital securities, see the applicable prospectus supplement. We anticipate that the trusts will not be required to file any reports with the SEC after the issuance of the capital securities. As discussed below under the caption “Accounting Treatment”, we will provide certain information concerning each of the trusts and the capital securities in the footnotes to our financial statements included in our own periodic reports to the SEC.

Offices of the trusts

The executive office of each trust is c/o Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and its telephone number is (313) 222-6317.

Use of proceeds

General. Comerica will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

•	funding the business of its operating units;
•	funding investments in, or extensions of credit or capital contributions to, its subsidiaries;
•	financing possible acquisitions or business expansion; and
•	refinancing outstanding indebtedness or refunding maturing indebtedness.

Each Comerica Capital Trust will invest all proceeds received from the sale of its capital securities and common securities in a particular series of subordinated debt securities of Comerica. Comerica will use these funds as specified above.

Consolidated ratios of earnings to fixed charges

	Nine months ended
	September 30,	Year ended December 31,
	2006	2005	2004	2003	2002	2001

Consolidated ratio of earnings to fixed charges:
Excluding interest on Deposits	3.51	6.05	9.30	7.94	5.78	3.87
Including interest on Deposits	1.81	2.54	3.45	2.87	2.42	1.92
Consolidated ratio of earnings to combined fixed charges and preferred share dividends:
Excluding interest on Deposits	3.51	6.05	9.30	7.94	5.78	3.71
Including interest on Deposits	1.81	2.54	3.45	2.87	2.42	1.90

For purposes of computing these ratios, earnings represent income before income taxes and fixed charges. Fixed charges, excluding interest on deposits, include interest (other than on deposits), whether expensed or capitalized, and that portion of rental expense (generally one-third) deemed representative of the interest factor. Fixed charges, including interest on deposits, consist of the foregoing items plus interest on deposits.

Description of capital stock

General

As of the date of this prospectus, Comerica’s authorized capital stock consists of 325,000,000 shares of common stock, par value $5.00 per share, and 10,000,000 shares of preferred stock, without value. The following briefly summarizes the material terms of Comerica’s common stock and outstanding preferred stock. You should read the more detailed provisions of Comerica’s certificate of incorporation and the certificate of designation relating to a series of preferred stock for provisions that may be important to you.

Common stock

As of October 13, 2006, Comerica had outstanding 158,855,234 shares of its common stock. Holders of Comerica common stock are entitled to receive dividends when, as and if declared by the Comerica board of directors out of any funds legally available for dividends. Holders of Comerica common stock are also entitled, upon the liquidation of Comerica, and after claims of creditors and preferences of Comerica preferred stock, and any other class or series of Comerica preferred stock outstanding at the time of liquidation, to receive pro rata the net assets of Comerica. Comerica pays dividends on Comerica common stock only if it has paid or provided for all dividends on the outstanding series of Comerica preferred stock, and any other class or series of preferred stock at the time outstanding, for the then-current period and, in the case of any cumulative Comerica preferred stock, all prior periods.

Comerica preferred stock has, or upon issuance will have, preference over Comerica common stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or dissolution of Comerica. Comerica preferred stock also has such other preferences as may be fixed by the Comerica board of directors.

Holders of Comerica common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as the Comerica board of directors has provided, or may provide in the future, with respect to Comerica preferred stock or any other class or series of Comerica preferred stock that it may authorize in the future. See “—Preferred Stock.” Shares of Comerica common stock are not redeemable and have no subscription, conversion or preemptive rights.

The affirmative vote of not less than 75% of Comerica’s outstanding shares of capital stock entitled to vote may be required for certain business combinations between Comerica or its subsidiaries and persons owning 10% or more of the outstanding shares of any class or series of Comerica’s capital stock. See “Selected Provisions in the Articles of Comerica—Business Combinations With Related Persons.”

Comerica common stock is listed on the New York Stock Exchange under the symbol “CMA.” The outstanding shares of Comerica common stock are, and any shares to be issued pursuant to a prospectus supplement will be, validly issued, fully paid and non-assessable. The holders of Comerica common stock are not, and will not be, generally subject to any liability as stockholders; however, if the Comerica board of directors approves, and Comerica makes, a distribution when Comerica is insolvent, or that renders Comerica insolvent, and any of Comerica’s directors is found liable for the distribution, then Comerica stockholders may be required to pay back the amount of the distribution made to them or the portion of the distribution that caused Comerica to become insolvent.

The Transfer Agent and Registrar for Comerica common stock is Wells Fargo Bank, N.A., P.O. Box 64854, St. Paul, Minnesota 55164-0854.

The Change in Bank Control Act prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Comerica, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

In addition, a company is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956 before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding voting stock of a bank holding company, or otherwise obtaining control or a “controlling influence” over that bank holding company.

Preferred stock

The following briefly summarizes the material terms of Comerica’s preferred stock, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any series of preferred stock offered by Comerica, which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Comerica’s restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. The certificate of incorporation, as amended and restated, is incorporated by reference into the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Under Comerica’s certificate of incorporation, the board of directors of Comerica is authorized to issue up 10,000,000 shares of preferred stock in one or more series. As of the date of this prospectus, there were no series of preferred authorized or outstanding. Comerica’s Board of Directors is expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the Board of Directors may determine.

Prior to the issuance of any series of preferred stock, the board of directors of Comerica will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a certificate of designation as an amendment to the certificate of incorporation. The term “board of directors of Comerica” includes any duly authorized committee.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. The board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise and issuances to officers, directors and employees of Comerica and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by Comerica may have the effect of rendering more difficult or discouraging an acquisition of Comerica deemed undesirable by the board of directors of Comerica.

Under existing interpretations of the Board of Governors of the Federal Reserve System, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears as described below, preferred stock may then be deemed a “class of voting securities,” and a holder of 25% or more of the preferred stock or a holder of 5% or more of the preferred stock that is otherwise a bank holding company may then be regulated as a “bank holding company” with respect to Comerica in accordance with the Bank Holding Company Act. In addition, at such time:

•	any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company of 1956 to acquire or retain 5% or more of the preferred stock; and

•	any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the Change in Bank Control Act to acquire or retain 10% or more of the preferred stock.

Before exercising its option to redeem any shares of preferred stock, Comerica will obtain the approval of the Federal Reserve Board if then required by applicable law.

The preferred stock will be, when issued, fully paid and non-assessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Comerica.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in connection with a particular offering of preferred stock, such shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Comerica out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Comerica or, if applicable, the records of the depositary referred to below under “Description of Depositary Shares,” on the record dates fixed by the board of directors. Dividends on a series of preferred stock may be cumulative or noncumulative.

Comerica may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on other series of preferred stock that rank on an equal or senior basis have been paid or sufficient funds have been set apart for payment for

•	all prior dividend periods of other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of other series of preferred stock that pay dividends on a non-cumulative basis.

Partial dividends declared on shares of preferred stock and each other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Similarly, Comerica may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of Comerica ranking junior to the preferred stock until full dividends on the preferred stock have been paid or set apart for payment for

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a non-cumulative basis.

Conversion and exchange

The prospectus supplement for a series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of Comerica’s common stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Comerica or the holder thereof and may be mandatorily redeemed.

Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

Unless Comerica defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of Comerica, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Comerica on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from Comerica after they have received their full liquidation preference.

Voting rights

The holders of shares of preferred stock will have no voting rights except:

•	as otherwise stated in the prospectus supplement;
•	as otherwise stated in the certificate of designation establishing such series; and
•	as required by applicable law.

Selected provisions in the certificate of incorporation of Comerica

The following discussion sets forth material provisions of the Comerica certificate of incorporation.

Business combinations with related persons

The Comerica certificate provides that certain transactions known as “business combinations” involving persons known as “related persons” must be approved by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote and by the holders of a majority of the outstanding capital stock not beneficially owned by related persons, unless:

•	the transaction is approved by a 75% vote of Comerica’s “continuing directors” either before or after the time the related person became a related person; or

•	each of the following conditions is met:

•	the consideration to be paid for each share of any class or series of Comerica capital stock is not less that the “highest per share price” or the “highest equivalent price” paid or to be paid by the related person in acquiring any shares of the same class or series; and

•	a proxy statement, complying with the requirements of the Exchange Act, has been mailed to all Comerica stockholders to solicit their approval. The proxy statement must contain prominently the recommendation of the continuing directors as to the advisability of the business combination and, if a majority of the continuing directors deem it advisable, it must also contain the opinion of an investment banking firm regarding the fairness of the terms of the combination from the perspective of the stockholders who are not related persons.

A “Business Combination” includes:

•	any merger or consolidation of Comerica or any of its subsidiaries with a related person or any of its affiliates or associates;

•	any sale, lease, exchange, transfer or other disposition to or with a related person of all, substantially all or any substantial part (defined as assets having a value of more than 10% of the total consolidated assets of Comerica, as determined by the continuing directors) of the assets of Comerica or any of its subsidiaries;

•	any purchase, exchange, lease or other acquisition by Comerica or any of its subsidiaries of all or any substantial part of the assets or business of a related person or any of its affiliates or associates;

•	any acquisition by Comerica or any of its subsidiaries of any securities of a related person;

•	any issuance or transfer of securities of Comerica or any of its subsidiaries to any related person, other than an issuance or transfers that is made on a pro rata basis to all stockholders of the corporation; and

•	any agreement, contract or other arrangement providing for any of the transactions described in the five bullets points above.

A “Related Person” means any person or group who, together with any “affiliates” or “associates” (as each is defined in the Exchange Act), is the beneficial owner of 10% or more of the outstanding shares of any class or series of Comerica capital stock as of the record date for the determination of those stockholders entitled to vote on any business combination or immediately prior to the completion of a business combination.

“Continuing Directors” are those individuals who were members of the Comerica board of directors prior to the time a related person became the beneficial owner of 10% or more of a class or series of Comerica stock or those individuals designated as continuing directors (prior to their initial election as directors) by a majority of the then-continuing directors.

“Highest Per Share Price” is the highest price that the related person paid at any time for a share of Comerica capital stock when there is only one class or series of Comerica capital stock outstanding.

“Highest Equivalent Price” means the price of any class or series of Comerica stock that 75% of the continuing directors determine to be the equivalent to the highest price paid by the related person for any share of another class or series of outstanding stock. The continuing directors may make this determination on any basis they believe is appropriate.

Any amendment to these provisions requires the affirmative vote of (1) the holders of 75% of the outstanding shares of capital stock entitled to vote and (2) a majority of the outstanding shares of capital stock entitled to vote that is not beneficially owned by a related person. However, if the amendment is recommended to the stockholders by 75% of the continuing directors, only the vote provided under the Delaware General Corporation Law is required.

Directors

The Comerica certificate contains a number of additional provisions that are intended to delay an outside party’s ability to take control of the Comerica board of directors, even after the outside party has obtained majority ownership of Comerica common stock. The Comerica certificate provides for a classified board of directors, consisting of three classes of directors serving staggered three-year terms. Directors of Comerica may only be removed for cause by a vote of the holders of a majority of the outstanding stock entitled to vote. Vacancies on the Comerica board of directors may only be filled by the Comerica board of directors. A vacancy that results from an increase in the number of directors may be filled by a majority of the board of directors then in office. Any other vacancy, including those resulting from removal, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

If Comerica repeatedly fails to pay quarterly dividends on its nonvoting preferred stock, the holders of that preferred stock, voting separately as a class, will be entitled to elect two additional directors. See “Description of Comerica Capital Stock—Preferred Stock.”

Any amendment to the provisions summarized above requires a favorable vote, at a meeting of stockholders, of the holders of 75% of the then outstanding shares of capital stock entitled to vote. However, if the amendment is recommended to the shareholders by an affirmative vote of 75% of the board of directors, the amendment may be approved by an affirmative vote of a majority of the shares of capital stock entitled to vote.

Description of depositary shares

The following briefly summarizes the material provisions of the deposit agreement and of the depositary shares and depositary receipts, other than pricing and related terms disclosed in the accompanying prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Comerica and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of deposit agreement, including the form of depositary receipt, is incorporated by reference as an exhibit in the registration statement of which this prospectus forms a part. You should read the more detailed provisions of the deposit agreement and the form of depositary receipt for provisions that may be important to you.

General

Comerica may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, Comerica will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Comerica and a bank or trust company selected by Comerica having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, as preferred stock depositary. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and other distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Comerica, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of preferred stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Comerica redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of preferred stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting deposited preferred stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

Comerica will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and termination of the deposit agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Comerica and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement, that has been amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Comerica.

The deposit agreement may be terminated by Comerica at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of preferred stock depositary; taxes and other governmental charges

No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Comerica, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and removal of depositary

The preferred stock depositary may resign at any time by delivering to Comerica notice of its intent to do so, and Comerica may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. Such successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward all reports and communications from Comerica that are delivered to the preferred stock depositary and that Comerica is required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor Comerica will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of Comerica and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Comerica and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of debt securities

The debt securities offered by this prospectus will be unsecured obligations of Comerica and will be either senior or subordinated debt. The senior debt securities will be issued under an indenture, which we refer to as the senior indenture, between Comerica and The Bank of New York, as trustee. The subordinated debt securities, which we refer to as the junior subordinated debt securities, will be issued under an indenture, which we refer to as the junior subordinated indenture, dated as of July 31, 2001, between Comerica and The Bank of New York (as successor to Chase Manhattan Trust Company, National Association) as trustee. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The following summary of the debt securities and the indentures does not purport to be complete and is subject to the provisions of the indentures, including the defined terms. For additional information, you should review the forms of indentures that are filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following briefly summarizes the material provisions of the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be.

General

The applicable prospectus supplement or pricing supplement relating to any offering of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	if other than in United States dollars, the currency or currency unit in which payment will be made;

•	if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;

•	if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	if any payments may be made at the election of Comerica or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date of any global security if other than the original issuance of the first debt security to be issued; and

•	any other specific terms of the debt securities.

United States federal income tax consequences and other special considerations applicable to any debt securities issued by Comerica at a discount or a premium will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of Comerica will be set forth in the prospectus supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Comerica. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Comerica to be received by the holders of such debt securities may be adjusted.

Unless otherwise specified in the applicable prospectus supplement, the debt securities are not subject to any sinking fund.

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof. The prospectus supplement relating to debt securities denominated in a foreign currency will specify the denomination of such debt securities.

The currency for payment for book-entry debt securities denominated in a foreign currency will be specified in the applicable prospectus supplement. However, when interests in such debt securities are held through The Depositary Trust Company (“DTC”), all payments in respect of such debt securities will be made in U.S. dollars, unless the holder of a beneficial interest in the DTC debt securities elects to receive payment in the foreign currency specified in the applicable prospectus supplement. See “—Book-Entry Procedures and Settlement” and “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency—Currency Conversion” below.

Comerica may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities as the debt securities initially issued.

The senior debt securities will be issued only in registered form. The junior subordinated debt securities may be issued in registered form, bearer form or both; however, unless otherwise specified in connection with a particular offering of junior subordinated debt securities, the junior subordinated debt securities will be issued in registered form. If bearer securities are issued, the United States federal income tax consequences and other special considerations, procedures and limitations applicable to such bearer securities will be described in the applicable prospectus supplement. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “—Book-Entry Procedures and Settlement.”

Unless otherwise specified in the applicable prospectus supplement, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the relevant trustee in Detroit, Michigan. Holders may not have to pay any service charge for any registration of transfer or exchange of debt securities, but Comerica may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer. Debt securities in bearer form will be transferable by delivery. Provisions with respect to the exchange of debt securities in bearer form will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement denominated in a foreign currency, a fiscal agency agreement will be entered into in relation to the debt securities between Comerica and a registrar, fiscal agent and/or principal paying agent. The terms “registrar,” “fiscal agent” and “principal paying agent” shall include any successors appointed from time to time in accordance with the provisions of the fiscal agency agreement, and any reference to an “agent” or “agents” shall mean any or all (as applicable) of such persons. The holders of the debt securities are bound by, and are deemed to have notice of, the provisions of the fiscal agency agreement.

Payments of principal and interest

Payments of principal and interest on debt securities issued in book-entry form will be made as described below under “—Book-Entry Procedures and Settlement.” Payments of principal and interest on debt securities issued in definitive form, if any, will be made as described below under “—Definitive Notes and Paying Agents.”

Unless otherwise specified in the applicable prospectus supplement, interest on the debt securities will be paid as follows:

Interest payment frequency	Interest payment dates

Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the debt security was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the debt security was issued.
Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the debt security was issued.
Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the debt security was issued.

Unless otherwise specified in the applicable prospectus supplement, all payments of interest on debt securities paying a fixed rate of interest (“fixed rate notes”) will be made to the persons in whose names the fixed rate notes are registered at the close of business on the first Business Day of the month in which payment is to be made, and all payments of interest on debt securities paying a floating rate of interest (“floating rate notes”) will be made to the persons in whose names the floating rate notes are registered at the close of business on the Business Day preceding an interest payment date.

If an interest payment date for a fixed rate note or the maturity date of the debt securities falls on a day that is not a Business Day, the payment due on such interest payment date or on the maturity date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. Unless otherwise specified in the applicable prospectus supplement, if an interest payment date for a floating rate note falls on a day that is not a Business Day, such interest payment date will be the next following Business Day unless that day falls in the next calendar month, in which case the interest payment date will be the first preceding Business Day.

Unless otherwise specified in the applicable prospectus supplement, in this section, “Business Day” shall mean any day that is a day on which commercial banks settle payments and are open for general business (a) in New York, in the case of U.S. dollar-denominated debt securities; (b) in New York, London and Tokyo, in the case of Yen-denominated debt securities; or (c) in New York and London and that is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (“TARGET”) system is open, in the case of Euro-denominated debt securities. Unless otherwise specified in the applicable prospectus supplement, in the case of Canadian dollar-denominated debt securities, “Business Day” shall mean any Toronto business day that is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign currency deposits and foreign exchange) in Toronto.

If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

Interest rate determination

Fixed rate notes

Unless otherwise specified in the applicable prospectus supplement, each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable prospectus supplement or pricing supplement until its principal amount is paid or made available for payment.

Unless otherwise specified in the applicable prospectus supplement, interest on each fixed rate note will be payable semi-annually in arrears on the dates set forth in the applicable prospectus supplement or pricing supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in the applicable prospectus supplement, interest on U.S. dollar-denominated fixed rate notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The day-count for fixed rate notes denominated in any other currency will be set forth in the applicable prospectus supplement or pricing supplement. All U.S. dollar, Canadian dollar and Euro amounts resulting from this calculation will be rounded to the nearest cent, with one-half cent being rounded upward. All Yen amounts resulting from this calculation will be rounded to the nearest Yen, with five-tenths or more of €1 to be rounded upward to the nearest €1 per debt security. The rounding convention for any other currency will be set forth in the applicable prospectus supplement.

Floating rate notes

Each floating rate note will bear interest at the interest rate specified in the prospectus supplement or pricing supplement relating to a particular series of debt securities. Unless otherwise specified in the applicable prospectus supplement, interest on each floating rate note will be payable quarterly in arrears on the dates set forth in the applicable prospectus supplement or pricing supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in the applicable prospectus supplement, interest on floating rate notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. An interest period is the period commencing on an interest payment date and ending on the day preceding the next following interest payment date. The first interest period will commence on the day the floating rate notes are issued and will end on the day preceding the next following interest payment date.

The interest rate for each offering of floating rate notes for a particular interest period will be a per annum rate equal to the base rate specified in the applicable prospectus supplement or pricing supplement, as determined on the relevant interest determination date (defined below for each base rate), plus or minus any spread or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable prospectus supplement or pricing supplement, and the spread multiplier is the percentage specified in the applicable prospectus supplement or pricing supplement.

Each floating rate note will bear interest for each interest period at a rate determined by the calculation agent named in the applicable prospectus supplement. Promptly upon determination, the calculation agent will inform the trustee and Comerica of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of such floating rate notes, the trustee and Comerica. As long as the floating rate notes are listed on the Luxembourg Stock Exchange, the Luxembourg Stock Exchange shall be notified of the interest rate, the amount of the interest payment and the interest payment date for a particular interest period not later than the first day of such interest period. Upon request from any noteholder, the calculation agent will provide the interest rate in effect on the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

The applicable prospectus supplement or pricing supplement will designate one of the following base rates as applicable to an offering of floating rate notes:

•	LIBOR;

•	the Treasury Rate;

•	the Prime Rate;

•	EURIBOR;

•	CDOR; or

•	such other base rate as is set forth in the applicable prospectus supplement or pricing supplement and in the note.

The following terms are used in describing the various base rates:

The “index maturity” is the period of maturity of the instrument or obligation from which the base rate is calculated.

“H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/H15/update/ or any successor site or publication.

Unless otherwise specified in the applicable prospectus supplement, in this section, business day means:

•	for any floating rate note, any day that is not a Saturday or Sunday and that is not a day on which banking institutions generally are authorized or obligated by law or executive order to close in New York City, London, or the place in which the floating rate note or its coupon is to be presented for payment;

•	for LIBOR floating rate notes only, a London business day, which shall be any day on which dealings in deposits in the specified currency are transacted in the London interbank market;

•	for floating rate notes having a specified currency other than U.S. dollars only, other than Euro-denominated floating rate notes, any day that, in the principal financial center (as defined below) of the country of the specified currency, is not a day on which banking institutions generally are authorized or obligated by law to close; and

•	for EURIBOR floating rate notes and Euro-denominated floating rate notes, a TARGET business day, which will be any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open.

As used above, a “principal financial center” means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively.

Unless otherwise specified in the applicable prospectus supplement, each of the following base rates will be determined by the calculation agent as described below. Unless otherwise specified in the applicable prospectus supplement, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

LIBOR Notes. Each LIBOR note will bear interest for each interest period at an interest rate equal to LIBOR and any spread or spread multiplier specified in the note and the applicable prospectus supplement or pricing supplement.

The calculation agent will determine LIBOR on each interest determination date. The interest determination date is the second London business day prior to each interest period.

On an interest determination date, the calculation agent will determine LIBOR for each interest period as follows:

The calculation agent will determine the offered rates for deposits in a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency for the period of the index maturity specified in the applicable prospectus supplement or pricing supplement commencing on the interest determination date, which appear on the “designated LIBOR page” at approximately 11:00 a.m., London time, on that date.

•	If “LIBOR Moneyline Telerate” is designated, or if neither “LIBOR Reuters” nor “LIBOR Moneyline Telerate” is specified as the method for calculating LIBOR, “designated LIBOR page” means the display designated as page “3750” on the Moneyline Telerate Service, and LIBOR will be the relevant offered rate determined by the calculation agent. If page “3750” on the Moneyline Telerate Service is replaced by another page or ceases to exist, or if the Moneyline Telerate Service is replaced by a successor service or ceases to exist, then “LIBOR Moneyline Telerate” means the replacement page or service selected by the British Bankers’ Association for the purpose of displaying the London interbank offered rates of major banks.

•	If “LIBOR Reuters” is designated, “designated LIBOR page” means the display designated as page “LIBO” on the Reuters Monitor Money Rates Service and LIBOR will be the arithmetic means of the offered rates, calculated by the calculation agent, or the offered rate, if the designated LIBOR page by its terms provides only for a single rate. If the LIBO page on that service is replaced by another page or ceases to exist, or if the Reuters Monitor Money Rates Service is replaced by a successor service or ceases to exist, then “LIBOR Reuters” means the replacement page or service selected by the British Bankers’ Association for the purpose of displaying the London interbank offered rates of major banks.

If LIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine LIBOR as follows:

•	The calculation agent (after consultation with Comerica) will select four major banks in the London interbank market.

•	The calculation agent will request that the principal London offices of those four selected banks provide their offered quotations to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the interest determination date. These quotations shall be for deposits in the specified currency for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

(1) If two or more quotations are provided, LIBOR for the interest period will be the arithmetic average of those quotations.

(2) If less than two quotations are provided, the calculation agent (after consultation with Comerica) will select three major banks in New York City and follow the steps in the two bullet points below.

•	The calculation agent will then determine LIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in New York City to leading European banks at approximately 11:00 a.m., New York City time, on the interest determination date. The rates quoted will be for loans in the specified currency, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least $1,000,000 or the approximate equivalent in the specified currency that is representative of a single transaction in such market at that time.

•	If fewer than three New York City banks selected by the calculation agent are quoting rates, LIBOR for the interest period will be the same as for the immediately preceding interest period.

Treasury Rate Notes. Each Treasury Rate note will bear interest for each interest period at an interest rate equal to the Treasury Rate and any spread or spread multiplier, specified in the note and the applicable prospectus supplement or pricing supplement.

The calculation agent will determine the Treasury Rate on each interest determination date. The interest determination date for each interest period will be the day of the week in which the beginning of that interest period falls on which treasury securities are normally auctioned. Treasury securities are normally sold at auction on Monday of each week unless that day is a legal holiday. In that case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the Friday of the week preceding an interest period, that Friday will be the interest determination date pertaining to the interest period commencing in the next succeeding week. If an auction date falls on any day that would otherwise be an interest determination date for a Treasury Rate note, then that interest determination date will instead be the business day immediately following the auction date.

On an interest determination date, unless otherwise specified in the applicable prospectus supplement, the Treasury Rate for each interest period will be the rate for the auction held on the interest determination date for the interest period of treasury securities as that rate appears on Moneyline Telerate (or any successor service) on page 56 (or any other page as may replace page 56) or on page 57 (or any other page as may replace page 57) under the heading “INVESTMENT RATE.” Treasury securities are direct obligations of the United States that have the index maturity specified in the applicable prospectus supplement or pricing supplement.

If the Treasury Rate cannot be determined as described above, the following procedures will be followed in the order set forth below:

(1) If the Treasury rate is not published prior to 3:00 p.m., New York City time on the earlier of 1) the tenth calendar day after the interest determination date or, if that day is not a business day, the next succeeding business day, or 2) the business day immediately preceding the applicable interest payment date or maturity date, as the case may be (the “calculation date”), then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate for the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading “U.S. Government Securities/ Treasury Bills/ Auction High” on the interest determination date.

(2) If the rate referred to in clause (1) is not so published by 3:00 p.m., New York City time, on the calculation date, the Treasury Rate will be the Bond Equivalent Yield of the auction rate of the applicable treasury securities as announced by the United States Department of the Treasury on the interest determination date.

(3) If the rate referred to in clause (2) above is not so announced by the United States Department of the Treasury, or if the auction is not held, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the interest determination date of the applicable treasury securities published in H.15(519) under the heading “U.S. Government Securities/ Treasury Bills/ Secondary Market.”

(4) If the rate referred to in clause (3) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate on the calculation date of the applicable treasury securities as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the heading “U.S. Government Securities/Treasury Bills/Secondary Market” on the interest determination date.

(5) If the rate referred to in clause (4) is not so published by 3:00 p.m., New York City time, on the calculation date, then the Treasury Rate will be the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the interest determination date, of three primary United States government securities dealers selected by the calculation agent (after consultation with Comerica), for the issue of treasury securities with a remaining maturity closest to the index maturity specified in the applicable prospectus supplement or pricing supplement.

(6) If the dealers selected by the calculation agent are not quoting bid rates as mentioned in (5) above, then the Treasury Rate for such interest period will be the same as the Treasury Rate for the immediately preceding interest period. If there was no preceding interest period, the Treasury Rate will be the initial interest rate.

Bond Equivalent Yield will be calculated as follows:

Bond Equivalent Yield	=	D × N	× 100

360 − (D × M)

where “D” refers to the applicable per annum rate for treasury securities quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Prime Rate Notes. Prime Rate notes will bear interest at a rate equal to the Prime Rate and any spread or spread multiplier specified in the Prime Rate notes and the applicable prospectus supplement or pricing supplement.

The calculation agent will determine the Prime Rate for each interest period on each interest determination date. The interest determination date is the second business day prior to each interest period. The Prime Rate will be the rate made available and subsequently published on that date in H.15(519) under the heading “Bank Prime Loan.”

The following procedures will be followed if the Prime Rate cannot be determined as described above:

•	If the rate is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the rate on the interest determination date that is published in the H.15 Daily Update or other recognized electronic source used for the purpose of displaying that rate, under the heading “Bank Prime Loan.”

•	If the rate referred to above is not published prior to 3:00 p.m., New York City time, on the calculation date, then the Prime Rate will be the arithmetic mean of the rates of interest that appear on the Reuters Screen USPRIME1 page as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on the interest determination date.

•	If fewer than four such rates appear on the Reuters Screen USPRIME1 page, then the calculation agent will select three major banks in New York City (after consultation with Comerica). The Prime Rate will be the arithmetic average of the prime rates quoted by those three banks on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the interest determination date.

•	If the banks that the calculation agent selects do not provide quotations as described above, then the Prime Rate will remain the same as the Prime Rate for the immediately preceding interest period, or if there was no interest period, the rate of interest payable will be the initial interest rate.

“Reuters Screen USPRIME1 page” means the display designated as page “USPRIME1” on the Reuters Monitor Money Rates Service, or any successor service or page, for the purpose of displaying prime rates or base lending rates of major United States banks.

EURIBOR Notes. Each EURIBOR note will bear interest for each interest period at an interest rate equal to EURIBOR and any spread or spread multiplier specified in the note and the applicable prospectus supplement or pricing supplement.

The calculation agent will determine EURIBOR on each interest determination date. The interest determination date is the second TARGET business day prior to each interest period.

On an interest determination date, the calculation agent will determine EURIBOR for each interest period as follows:

The calculation agent will determine the offered rates for deposits in euros for the period of the index maturity specified in the applicable prospectus supplement or pricing supplement, in amounts of at least €1,000,000, commencing on the interest determination date, which appears on page 248 (or any other page as may replace such page) on the Telerate Service (or any successor service) as of 11:00 a.m., Brussels time, on that date.

If EURIBOR cannot be determined on an interest determination date as described above, then the calculation agent will determine EURIBOR as follows:

•	The calculation agent (after consultation with Comerica) will select four major banks in the Euro-zone interbank market.

•	The calculation agent will request that the principal Euro-zone offices of those four selected banks provide their offered quotations to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the interest determination date. These quotations shall be for deposits in Euros for the period of the specified index maturity, commencing on the interest determination date. Offered quotations must be based on a principal amount equal to at least €1,000,000 that is representative of a single transaction in such market at that time.

(1) If two or more quotations are provided, EURIBOR will be the arithmetic average of those quotations.

(2) If less than two quotations are provided, the calculation agent (after consultation with Comerica) will select three major banks in the Euro-zone and follow the steps in the two bullet points below.

•	The calculation agent will then determine EURIBOR for the interest period as the arithmetic average of rates quoted by those three major banks in the Euro-zone to leading European banks at approximately 11:00 a.m., Brussels time, on the interest determination date. The rates quoted will be for loans in Euros, for the period of the specified index maturity, commencing on the interest determination date. Rates quoted must be based on a principal amount of at least €1,000,000 that is representative of a single transaction in such market at that time.

•	If the banks so selected by the calculation agent are not quoting rates as described above, EURIBOR for the interest period will be the same as for the immediately preceding interest period.

“Euro-zone” means the region comprised of member states of the European Union that adopted the Euro as their single currency.

CDOR Rate Notes. Each CDOR note will bear interest for each interest period at an interest rate equal to the Canadian dollar three-month Banker’s Acceptance Rate (“CDOR”) and any spread or spread multiplier specified in the note and the applicable prospectus supplement or pricing supplement.

The calculation agent will determine CDOR on each interest determination date. The interest determination date is the first day of such interest period. CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such interest determination date.

The following procedures will be followed if CDOR cannot be determined as described above:

•	If the rate is not published prior to 10:00 a.m., Toronto time, on the interest determination date, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date.

•	If no offered rate appears on Reuters Screen CDOR page on an interest determination date at approximately 10:00 a.m., Toronto time, then CDOR will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such interest determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

•	If the Schedule I banks so selected by the calculation agent are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

Floating/Fixed Rate Notes The applicable prospectus supplement may provide that a debt security will be a floating rate note for a specified portion of its term and a fixed rate note for the remainder of its term. In such an event, the interest rate on the debt security will be determined as if it were a floating rate note and a fixed rate note for each respective period, all as specified herein and in the applicable prospectus supplement or pricing supplement.

Dual currency debt securities

Comerica may from time to time offer dual currency debt securities on which it has the option of making all payments of principal and interest on such debt securities that are issued on the same day and have the same terms, the payments on which would otherwise be made in the specified currency of those debt securities, in the optional payment currency specified in the applicable prospectus supplement or pricing supplement. This option will be exercisable in whole but not in part on an option election date, which will be any of the dates specified in the applicable prospectus supplement. Information as to the relative value of the specified currency compared to the optional payment currency will be set forth in the applicable prospectus supplement or pricing supplement.

The prospectus supplement or pricing supplement for each issuance of dual currency debt securities will specify, among other things, the specified currency; the optional payment currency; and the designated exchange rate. The designated exchange rate will be a fixed exchange rate used for converting amounts denominated in the specified currency into amounts denominated in the optional payment currency. The prospectus supplement or pricing supplement will also specify the option election dates and interest payment dates for the related issuance of dual currency debt securities. Each option election date will be a particular number of days before an interest payment date or maturity, as set forth in the applicable prospectus supplement. Each option election date will be the date on which Comerica may select whether to make all scheduled payments due thereafter in the optional payment currency rather than in the specified currency.

If Comerica makes such an election, the amount payable in the optional payment currency will be determined using the designated exchange rate specified in the applicable prospectus supplement or pricing supplement. Unless otherwise specified in the applicable prospectus supplement, if such an election is made, notice of the election will be provided in accordance with the terms of the dual currency debt securities within two business days of the option election date. The notice will state (1) the first date, whether an interest payment date and/or maturity, on which scheduled payments in the optional payment currency will be made and (2) the designated exchange rate. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, any such notice by Comerica, once given, may not be withdrawn. The equivalent value in the specified currency of payments made after such an election may be less, at the then current exchange rate, than if Comerica had made the payment in the specified currency.

For United States federal income tax purposes, holders of dual currency debt securities may need to comply with rules that differ from the general rules applicable to holders of other types of debt securities offered by this prospectus. The United States federal income tax consequences of the purchase, ownership and disposition of dual currency debt securities will be set forth in the applicable prospectus supplement or pricing supplement.

Extension of maturity

If so stated in the prospectus supplement or pricing supplement relating to a particular offering of debt securities, Comerica may extend the stated maturity of those debt securities for an extension period. Unless otherwise specified in the applicable prospectus supplement, such an extension period will be one or more periods of one to five whole years, up to but not beyond the final maturity date set forth in the prospectus supplement or pricing supplement.

Unless otherwise specified in the applicable prospectus supplement, Comerica may exercise its option for a particular offering of debt securities by notifying the trustee for that series at least 45 but not more than 60 days prior to the original stated maturity of the debt security. Not later than 40 days prior to the original stated maturity of the debt security, the trustee for the debt securities will provide notice of the extension to the holder, in accordance with “—Book-Entry Procedures and Settlement—Notices” below. The extension notice will set forth among other items: the election of Comerica to extend the stated maturity of the debt security; the new stated maturity; in the case of a fixed rate note, the interest rate applicable to the extension period; in the case of a floating rate note, the spread, spread multiplier or method of calculation applicable to the extension period; and any provisions for redemption during the extension period, including the date or dates on which, or the period or periods during which, and the price or prices at which, a redemption may occur during the extension period.

Unless otherwise specified in the applicable prospectus supplement, upon the provision by such trustee of an extension notice in accordance with “Book-Entry Procedures and Settlement—Notices” below, the stated maturity of the debt security will be extended automatically, and, except as modified by the extension notice and as described in the next paragraph, the debt security will have the same terms as prior to the extension notice.

Despite the foregoing and unless otherwise specified in the applicable prospectus supplement, not later than 20 days prior to the original stated maturity of the debt security, Comerica may, at its option, revoke the interest rate, or the spread or spread multiplier, as the case may be, provided for in the extension notice for the debt security and establish for the extension period a higher interest rate, in the case of a fixed rate note, or a higher spread or spread multiplier, in the case of a floating rate note. Comerica may so act by causing the trustee for the debt security to provide notice of the higher interest rate or higher spread or spread multiplier, as the case may be, in accordance with “—Book-Entry Procedures and Settlement—Notices” below, to the holder of the debt security. Unless otherwise specified in the applicable prospectus supplement, the notice will be irrevocable. Unless otherwise specified in the applicable prospectus supplement, all debt securities for which the stated maturity is extended will bear the higher interest rate, in the case of fixed rate notes, or higher spread or spread multiplier, in the case of floating rate notes, for the extension period, whether or not tendered for repayment.

If so stated in the prospectus supplement or pricing supplement relating to a particular offering of debt securities, the holder of a debt security of which Comerica elects to extend maturity may have the option of early redemption, repayment or repurchase.

Listing

Unless otherwise specified in the applicable prospectus supplement, application will be made to list and trade the debt securities on the regulated market of the Luxembourg Stock Exchange.

The European Commission has adopted a Directive of the European Parliament and of the Council (2004/109/EC), the “Transparency Directive”) on the harmonization of transparency requirements relating to financial information of issuers whose securities are admitted to trading on a regulated market in the European Union, such as the Luxembourg Stock Exchange. If the Transparency Directive is implemented in Luxembourg in a manner that would require Comerica to publish its financial statements according to accounting principles or standards that are materially different from U.S. generally accepted accounting principles or that would otherwise impose requirements on Comerica that it in good faith determines are unduly burdensome, Comerica may seek to de-list the debt securities. Comerica will use its reasonable best efforts to obtain an alternative admission to listing, trading and/or quotation for the debt securities by another listing authority, exchange and/or system within or outside the European Union, as it may decide. If such an alternative admission is not available to Comerica or is, in Comerica’s opinion, unduly burdensome, an alternative admission may not be obtained. Notice of any de-listing and/or alternative admission will be given as described under “—Book-Entry Procedures and Settlement—Notices” below.

Payment of additional amounts

Obligation to pay additional amounts

Unless otherwise specified in the applicable prospectus supplement, Comerica will pay additional amounts to the beneficial owner of any debt security that is a non-United States person in order to ensure that every net payment on such debt security will not be less, due to payment of U.S. withholding tax, than the amount then due and payable. For this purpose, a “net payment” on a debt security means a payment by Comerica or a paying agent, including payment of principal and interest, after deduction for any present or future tax, assessment or other governmental charge of the United States. These additional amounts will constitute additional interest on the debt security.

Exceptions

Unless otherwise specified in the applicable prospectus supplement, Comerica will not be required to pay additional amounts, however, in any of the circumstances described in items (1) through (13) below.

(1) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	having a relationship with the United States as a citizen, resident or otherwise;
•	having had such a relationship in the past; or
•	being considered as having had such a relationship.

(2) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past; or

•	having or having had a permanent establishment in the United States.

(3) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld in whole or in part by reason of the beneficial owner being or having been any of the following (as these terms are defined in the Internal Revenue Code of 1986, as amended):

•	personal holding company;
•	foreign personal holding company;
•	foreign private foundation or other foreign tax-exempt organization;
•	passive foreign investment company;
•	controlled foreign corporation; or
•	corporation which has accumulated earnings to avoid United States federal income tax.

(4) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner owning or having owned, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Comerica entitled to vote or by reason of the beneficial owner being a bank that has invested in a debt security as an extension of credit in the ordinary course of its trade or business.

For purposes of items (1) through (4) above, “beneficial owner” means a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(5) Additional amounts will not be payable to any beneficial owner of a debt security that is a:

•	fiduciary;
•	partnership;
•	limited liability company; or
•	other fiscally transparent entity

or that is not the sole beneficial owner of the debt security, or any portion of the debt security. However, this exception to the obligation to pay additional amounts will only apply to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment.

(6) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner or any other person to comply with applicable certification, identification, documentation or other information reporting requirements. This exception to the obligation to pay additional amounts will only apply if compliance with such reporting requirements is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge.

(7) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is collected or imposed by any method other than by withholding from a payment on a debt security by Comerica or a paying agent.

(8) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(9) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of a debt security for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(10) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any:

•	estate tax;
•	inheritance tax;
•	gift tax;
•	sales tax;
•	excise tax;
•	transfer tax;
•	wealth tax;
•	personal property tax; or
•	any similar tax, assessment, withholding, deduction or other governmental charge.

(11) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any paying agent from a payment of principal or interest on a note if such payment can be made without such withholding by any other paying agent.

(12) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced to conform to, any such directive. See “—EU Directive on the Taxation of Savings Income” below.

(13) Additional amounts will not be payable if a payment on a debt security is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this section (“Payment of Additional Amounts”) and under “—Redemption for Tax Purposes” below, Comerica will not be required to make any payment of any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of such government.

Relevant definitions

As used in this prospectus, “United States person” means:

•	any individual who is a citizen or resident of the United States;

•	any corporation, partnership or other entity treated as a corporation or a partnership created or organized in or under the laws of the United States or any political subdivision thereof;

•	any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of such income and

•	any trust if a United States court is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of the trust.

Additionally, “non-United States person” means a person who is not a United States person, and “United States” means the United States of America, including the states of the United States of America and the District of Columbia, but excluding its territories and possessions.

Ranking of senior debt

The senior debt securities will be unsecured obligations of Comerica and will rank on an equal basis with all other unsecured senior indebtedness of Comerica, whether existing at the time of issuance or created thereafter.

Subordination

The junior subordinated debt securities will be unsecured obligations of Comerica, will rank subordinated and junior in right of payment to all “Senior Debt” (as defined below) of Comerica and will rank equally with all other unsecured and subordinated indebtedness of Comerica, whether existing at the time of issuance or created thereafter, other than subordinated indebtedness which is designated as junior to the junior subordinated debt securities.

If Comerica defaults in the payment of any principal of, or premium, if any, or interest on any Senior Debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Comerica cannot make a payment on account of or redeem or otherwise acquire the junior subordinated debt securities. Nevertheless, holders of junior subordinated debt securities may still receive and retain:

•	securities of Comerica or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinate to Senior Debt; and

•	payments made from a defeasance trust as described below.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Comerica, its creditors or its property, then all Senior Debt must be paid in full before any payment may be made to any holders of junior subordinated debt securities. Holders of junior subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of Senior Debt until all Senior Debt is paid in full. If Comerica violates the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before it has paid all the Senior Debt in full, then such holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders.

“Senior Debt” means:

(1) the principal, premium, if any, and interest in respect of (A) indebtedness for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Comerica, including all indebtedness (whether now or hereafter outstanding);

(2) all capital lease obligations of Comerica;

(3) all obligations of Comerica issued or assumed as the deferred purchase price of property, all conditional sale obligations of Comerica and all obligations of Comerica under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

(4) all obligations, contingent or otherwise, of Comerica in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

(5) all obligations of Comerica in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements;

(6) all obligations of the type referred to in clauses (1) through (5) above of other persons for the payment of which Comerica is responsible or liable as obligor, guarantor or otherwise; and

(7) all obligations of the type referred to in clauses (1) through (6) above of other persons secured by any lien on any property or asset of Comerica whether or not such obligation is assumed by Comerica.

but Senior Debt does not include any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with the junior subordinated debt securities. The junior subordinated debt securities will rank on a parity with trade accounts payable and obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities (such as the capital securities) or other similar securities.

Comerica may modify or amend the junior subordinated indenture as provided under “Modification of the Indenture; Waiver of Compliance”. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of Senior Debt.

The junior subordinated indenture places no limitation on the amount of Senior Debt that Comerica may incur.

Redemption

Redemption procedure

Unless otherwise specified in the applicable prospectus supplement, Comerica may, at its option, redeem a series of debt securities as a whole, but not in part, on not less than 30 nor more than 60 days’ prior notice, only in the circumstances described in items (1), (2) or (3) below under “—Redemption Circumstances.” To redeem, Comerica must pay a redemption price equal to 100% of the principal amount of the debt securities, together with accrued interest to the redemption date.

Redemption circumstances

Unless otherwise specified in the applicable prospectus supplement, there are three sets of circumstances in which Comerica may redeem the debt securities in the manner described above under “—Redemption Procedure:”

(1) Comerica may redeem a series of debt securities if:

•	Comerica becomes or will become obligated to pay additional amounts as described under “—Payment of Additional Amounts” above;

•	the obligation to pay additional amounts arises as a result of any change in the laws, regulations or rulings of the United States, or an official position regarding the application or interpretation of such laws, regulations or rulings, which change is announced or becomes effective on or after the date of the applicable prospectus supplement relating to the original issuance of notes that form a series, or the pricing supplement, as the case may be; and

•	Comerica determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Comerica.

(2) Comerica may also redeem a series of debt securities if:

•	any act is taken by a taxing authority of the United States on or after the date of the applicable prospectus supplement relating to the original issuance of notes which form a series, or the pricing supplement, as the case may be, whether or not such act is taken in relation to Comerica or any subsidiary, that results in a substantial probability that Comerica will or may be required to pay additional amounts as described under “—Payment of Additional Amounts” above;

•	Comerica determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, other than substituting the obligor under the notes or taking any action that would entail a material cost to Comerica and

•	Comerica receives an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that Comerica will or may be required to pay the additional amounts described under “—Payment of Additional Amounts” above, and delivers to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion Comerica is entitled to redeem a series of debt securities pursuant to their terms.

(3) Except as otherwise specified in the applicable prospectus supplement, Comerica may, at its option and subject to receipt of prior approval by the Board of Governors of the Federal System (the “Federal Reserve”), if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a “capital treatment event” or “investment company event,” each as defined below:

“Capital treatment event” means Comerica’s reasonable determination that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of capital securities by such Comerica Capital Trust, there is more than an insubstantial risk that Comerica will not be entitled to treat an amount equal to the liquidation amount of such capital securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Comerica.

“Investment company event” means the receipt by a Comerica Capital Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such Comerica Capital Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the capital securities.

Book-entry procedures and settlement

Unless otherwise specified in the applicable prospectus supplement, Comerica will issue debt securities under a book-entry system in the form of one or more global securities. Comerica will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless otherwise specified in the applicable prospectus supplement, the Depository Trust Company (“DTC”), New York, New York, or DTC, will be the depositary if Comerica uses a depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, Comerica and the relevant trustee will treat the depositary as the sole owner or holder of the debt securities. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder. Comerica understands that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities are represented by the global securities, Comerica will pay principal of and interest and premium, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither Comerica nor the relevant trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

If an issue of debt securities is denominated in a currency other than the U.S. dollar, Comerica will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or in U.S. dollars. DTC has elected to have all payments of principal and interest paid in U.S. dollars unless notified by any of its participants through which an interest in the debt securities is held that it elects, in accordance with, and to the extent permitted by, the applicable prospectus supplement and the relevant debt security, to receive payment of principal or interest in the foreign currency. On or prior to the third business day after the record date for payment of interest and 12 days prior to the date for payment of principal, a participant will be required to notify DTC of (a) its election to receive all, or the specified portion, of payment in the foreign currency and (b) its instructions for wire transfer of payment to a foreign currency account. See “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency—Currency Conversion” below.

Comerica has been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream has advised us that it was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Cedel International, société anonyme, and Deutsche Bîorse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of Euroclear, or the Euroclear operator, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by the Euroclear operator, under contract with Euroclear plc, a U.K. corporation. The Euroclear operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants.

Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

The Euroclear operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear operator.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;
•	withdrawal of securities and cash from Euroclear; and
•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear operator.

Settlement

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive notes and paying agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a) the depositary is unwilling or unable to continue as depositary for such global security and Comerica is unable to find a qualified replacement for the depositary within 90 days;

(b) at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934; or

(c) Comerica in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise specified in the applicable prospectus supplement, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $250,000 and whole multiples of $1,000. Definitive notes will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The Depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive debt securities are available and notice will be published as described below under “—Notices.” Beneficial owners of book-entry debt securities will then be entitled (1) to receive physical delivery in certificated form of definitive debt securities equal in principal amount to their beneficial interest and (2) to have the definitive debt securities registered in their names. Thereafter, the holders of the definitive debt securities will be recognized as the “holders” of the debt securities.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to receive payments of principal and interest on their debt securities at the office of Comerica’s paying agent maintained in the Borough of Manhattan (in the case of holders of U.S. dollar-denominated debt securities or holders of debt securities denominated in a foreign currency electing to receive payments in U.S. dollars) and in London (in the case of holders of debt securities denominated in a foreign currency not electing to receive payments in U.S. dollars) and, if the definitive debt securities are listed on the Luxembourg Stock Exchange, at the offices of the paying agent in Luxembourg. Payment of principal of a definitive debt security may be made only against surrender of the debt security to one of Comerica’s paying agents.

Comerica also has the option of making payments of interest by mailing checks to the registered holders of the debt securities.

Comerica’s paying agent in the Borough of Manhattan, in London and paying agent and transfer agent in Luxembourg will be named in the applicable prospectus supplement. As long as the debt securities are listed on the Luxembourg Stock Exchange, Comerica will maintain a paying agent and transfer agent in Luxembourg. Any change in the Luxembourg paying agent and transfer agent will be published in London and Luxembourg. See “—Notices” below.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to transfer their securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of Comerica, listed above and, so long as definitive debt securities are listed on the Luxembourg Stock Exchange, at the offices of the transfer agent in Luxembourg, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Comerica and the securities registrar. A form of such instrument of transfer will be obtainable at the relevant office of Comerica and the Luxembourg transfer agent. Upon surrender, Comerica will execute, and the trustee will authenticate and deliver, new debt securities to the designated transferee in the amount being transferred, and a new debt security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of Comerica or the Luxembourg transfer agent, as requested by the owner of such new debt securities. Comerica will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. In addition, so long as the securities are listed on the Luxembourg Stock Exchange, notices will also be made by publication in a leading newspaper of general circulation in Luxembourg, which is expected to be the d’Wort. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

Events of default, waiver

An “Event of Default” with respect to a series of debt securities is defined in the applicable indenture as:

•	default for 30 days in the payment of interest on any senior debt securities of that series;

•	default for 30 calendar days in the payment of any interest on the junior subordinated debt security of that series when it becomes due and payable (whether or not such payment is prohibited by the subordination provisions); however, a default under this provision will not arise if we have properly elected to defer interest payments if permitted with respect to such series of junior subordinated debt securities;

•	default in payment of principal or other amounts payable on any senior debt securities of that series when due, at maturity, upon redemption, by declaration, or otherwise;

•	with respect to a series of junior subordinated debt securities held by a Comerica Capital Trust, the related Comerica Capital Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the capital securities, (ii) the redemption of all of the outstanding capital securities or (iii) certain mergers, consolidations or amalgamations of the Comerica Capital Trust;

•	failure by us for 90 days after notice to perform any other covenants or warranties contained in the Indenture applicable to that series;

•	certain events of bankruptcy or reorganization of Comerica; and

•	any other event of default provided in the applicable supplemental indentures or form of security.

If a default in the payment of principal, interest or other amounts payable on the debt securities, or in the performance of any covenant or agreement, or in a manner provided in the applicable supplemental indenture or form of security, with respect to one or more series of debt securities occurs and is continuing (other than a default arising out of certain events of bankruptcy or reorganization of Comerica), either the trustee or the holders of at least 25% in principal amount of the debt securities of such series then outstanding, treated as one class, may declare the principal of all outstanding debt securities of such series and any interest accrued thereon, to be due and payable immediately. If a default arising out of certain events of bankruptcy or reorganization of Comerica occurs, the principal of all outstanding debt securities and any interest accrued thereon shall become due and payable immediately without any further action on the part of the trustee or the holders of the debt securities. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. If a default in the performance of any covenant or agreement with respect to all series of debt securities, or due to specified events of bankruptcy or insolvency of Comerica, occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of all debt securities then outstanding, voting as a single class, may declare the principal of all outstanding debt securities and any interest accrued thereon, to be due and payable immediately. In the case of Original Issue Discount Securities, only a specified portion of the principal amount may be accelerated. Subject to certain conditions such declarations may be annulled and past defaults, except for uncured payment defaults on the debt securities, may be waived by the holders of a majority in principal amount of the outstanding debt securities of the series affected. If the junior subordinated debt securities of that series are held by a Comerica Capital Trust or a trustee of such Comerica Capital Trust, any such waiver shall require a consent of the holders of at least a majority in aggregate liquidation amount of the related capital securities; provided, however, that the consent of each holder of capital securities is required to waive a default in the payment of principal, premium or interest with respect to such junior subordinated debt securities or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security. If the holders of junior subordinated debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related capital securities shall have such right.

An Event of Default with respect to one series of debt securities does not necessarily constitute an Event of Default with respect to any other series of debt securities. The Indentures provides that the trustee may withhold notice to the holders of the debt securities of any default if the trustee considers it in the interest of the holders of the debt securities to do so. The trustee may not withhold notice of a default in the payment of principal of, interest on or any other amounts due under, such debt securities.

The Indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee. The trustee may decline to act if the direction is contrary to law and in certain other circumstances set forth in the Indentures. The trustee is not obligated to exercise any of its rights or powers under the Indentures at the request or direction of the holders of debt securities unless the holders offer the trustee indemnity reasonably satisfactory to it against expenses and liabilities.

No holder of any debt security of any series has the right to institute any action for remedy unless such holder has previously given to the trustee written notice of default and the trustee has failed to take action for 60 days after the holders of not less than 25% in principal amount of the debt securities of such series make written request upon the trustee to institute such action.

The Indentures require us to file annually with the trustee a written statement of no default, or specifying any default that exists.

Whenever the Indentures provide for an action by, or the determination of any of the rights of, or any distribution to, holders of debt securities, in the absence of any provision to the contrary in the form of debt security, any amount in respect of any debt security denominated in a currency or currency unit other than U.S. dollars may be treated for any such action or distribution as the amount of U.S. dollars that could reasonably be exchanged for such non U.S. dollar amount. This amount will be calculated as of a date that we specify to the trustee or, if we fail to specify a date, on a date that the trustee may determine.

If the junior subordinated debt securities of any series are held by a Comerica Capital Trust or a trustee of such Comerica Capital Trust, a holder of the related capital securities may institute a direct action if there is a payment default on the corresponding junior subordinated debt securities, taking account of any extension period (a “direct action”). A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the corresponding junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of capital securities thereunder without the consent of all holders of affected capital securities. The holders of the capital securities will not be able to exercise directly any remedies available to the holders of the corresponding junior subordinated debt securities except under the circumstance described in this paragraph.

Discharge, defeasance and covenant defeasance

Discharge of Indenture. The applicable Indenture will cease to be of further effect with respect to debt securities of any series, except as to rights of registration of transfer and exchange, substitution of mutilated or defaced debt securities, rights of holders to receive principal, interest or other amounts payable under the debt securities, rights and immunities of the trustee and rights of holders with respect to property deposited pursuant to the following provisions, if at any time:

•	Comerica has paid the principal, interest or other amounts payable under the debt securities of such series;

•	Comerica has delivered to the trustee for cancellation all debt securities of such series; or

•	the debt securities of such series not delivered to the trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee, and Comerica has irrevocably deposited with the trustee as trust funds the entire amount in cash or U.S. government obligations sufficient to pay all amounts due with respect to such debt securities on or after the date of such deposit, including at maturity or upon redemption of all such debt securities, including principal, interest and other amounts.

The trustee, on demand of Comerica accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of Comerica, will execute proper instruments acknowledging such satisfaction of and discharging the applicable Indenture with respect to such series.

Defeasance of a Series of Securities at Any Time. We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as “defeasance”.

We may be released with respect to any outstanding series of debt securities from the covenant described below limiting consolidations, mergers and asset sales, and elect not to comply with that provision without creating an event of default. Discharge under these procedures is called “covenant defeasance”.

Defeasance or covenant defeasance may be effected only if, among other things:

•	we irrevocably deposit with the trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of, interest on, other amounts due under, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the beneficial owners of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

•	the defeasance or covenant defeasance will not otherwise alter those beneficial owners’ United States federal income tax treatment of principal or interest payments or other amounts due under the series of debt securities being defeased;

•	in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law; and

•	such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other agreement or instrument to which we are a party or by which we are bound.

Modification of the indenture; waiver of compliance

The Indentures contain provisions permitting us and the trustee to modify the applicable Indenture or the rights of the holders of debt securities with the consent of the holders of not less than a majority in principal amount of each outstanding series of debt securities affected by the modification. Each holder of an affected debt security must consent to a modification that would:

•	change the stated maturity date of the principal of, or of any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, interest on, or any other amounts due under any debt security;

•	change the currency or currency unit of payment of any debt security;

•	change the method in which amounts of payments of principal, interest or other amounts are determined on any debt security;

•	reduce the portion of the principal amount of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

•	reduce any amount payable upon redemption of any debt security;

•	impair the right of a holder to institute suit for the payment of or, if the debt securities provide, any right of repayment at the option of the holder of a debt security;

•	with respect to the junior subordinated indenture only, modify or amend the subordination provisions thereof in a manner adverse to the holders of the Senior Debt; or

•	reduce the percentage of debt securities of any series, the consent of the holders of which is required for any modification provided, further, that, with respect to the junior subordinated indenture, in the case of the junior subordinated debt securities of a series issued to a Comerica Capital Trust, so long as any of the corresponding series of capital securities issued by such Comerica Capital Trust remains outstanding, no such amendment shall be made that adversely affects the holders of such capital securities in any material respect without the prior consent of the holders of at least a majority of the aggregate liquidation amount of such capital securities.

The Indenture also permits us and the trustee to amend the Indenture in certain circumstances without the consent of the holders of debt securities to evidence our merger, the replacement of the trustee, to effect changes that do not affect any outstanding series of debt security, and for certain other purposes.

Consolidations, mergers and sales of assets

We may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any other corporation, unless either:

•	we are the continuing corporation or the successor corporation is a United States corporation that expressly assumes the payment of the principal of, any interest on, or any other amounts due under the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding upon us, and

•	we or the successor corporation shall not, immediately after the merger or consolidation, sale or conveyance, be in default in the performance of any covenant or condition. (Article 9 of the Indenture)

There are no covenants or other provisions in the Indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Comerica or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of Comerica or a sale or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, that we would describe in the applicable prospectus supplement.

Governing law

The debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Unclaimed funds

Unless otherwise specified in the applicable prospectus supplement, all funds deposited with the relevant trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of the debt securities will be repaid to Comerica upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against Comerica, and the trustee and paying agents will have no liability therefor.

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Under New York’s statute of limitations, any legal action to enforce Comerica’s payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Comerica’s payment obligations will generally become unenforceable.

EU directive on the taxation of savings income

As of the date of this prospectus, under the European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system). As indicated above under “—Payment of Additional Amounts—Exceptions”, no additional amounts will be payable with respect to a debt security if a payment on a debt security is reduced as a result of any tax, assessment or other governmental charge that is required to be made pursuant to any European Union directive on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, any such directive. Holders should consult their tax advisers regarding the implications of the directive in their particular circumstances.

Currency conversions and foreign exchange risks affecting debt securities denominated in a foreign currency

Currency conversions

Unless otherwise specified in the applicable prospectus supplement, debt securities denominated in a foreign currency that are offered and sold in the United States (“DTC debt securities”) will be represented by beneficial interests in fully registered permanent global debt securities (“DTC global debt securities”) that will be deposited with a custodian for, and registered in the name of Cede & Co., as nominee for, DTC. While interests in the DTC debt securities are held through the DTC global debt securities, all payments in respect of such debt securities will be made in U.S. dollars, except as otherwise provided in this section, in “Description of Debt Securities—Book-Entry Procedures and Settlement” above or in the applicable prospectus supplement.

As determined by the exchange agent under the terms of the fiscal agency agreement, in accordance with reasonable market practice, the amount of U.S. dollars payable in respect of any particular payment under the DTC debt securities will be equal to the amount of the relevant foreign currency/U.S.$ rate of exchange prevailing as of 11:00 a.m. (London time) on the day that is two Business Days prior to the relevant payment date, less any costs incurred by the exchange agent for such conversion (to be shared pro rata among the holders of DTC debt securities accepting U.S. dollar payments in the proportion of their respective holdings), all in accordance with the fiscal agency agreement. If an exchange rate bid quotation is not available, the exchange agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange agent for such purpose after consultation with Comerica. If no bid quotation from a leading foreign exchange bank is available, payment will be in the relevant foreign currency to the account or accounts specified by DTC to the exchange agent. For purposes of this paragraph, a “Business Day” is a day on which commercial banks and foreign exchange markets settle payments in each of New York City and London.

Notwithstanding the above and unless otherwise specified in the applicable prospectus supplement, the holder of a beneficial interest in the DTC debt securities may elect to receive payments under such DTC debt securities in the relevant foreign currency by notifying the DTC participant through which its debt securities are held on or prior to the applicable record date of (1) such investor’s election to receive all or a portion of such payment in the relevant foreign currency and (2) wire instructions to a relevant foreign currency account outside the United States. DTC must be notified of such election and wire transfer instructions on or prior to the third New York business day after such record date for any payment of interest and on or prior to the twelfth day prior to the payment of principal. DTC will notify the fiscal agent and the paying agent of such election and wire transfer instructions on or prior to 5:00 p.m. New York City time on the fifth New York business day after such record date for any payment of interest and on or prior to 5:00 p.m. New York City time on the tenth day prior to the payment of principal. For purposes of this paragraph, “New York business day” means any day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to close.

If complete instructions are forwarded to DTC through DTC participants and by DTC to the fiscal agent and the paying agent on or prior to such dates, such holder will receive payment in the relevant foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the fiscal agent to DTC, unless otherwise specified in the applicable prospectus supplement. All costs of such payment by wire transfer will be borne by holders of beneficial interests receiving such payments by deduction from such payments.

Although DTC has agreed to the foregoing procedures, it is under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued at any time.

Holders of the debt securities will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. For further information as to such consequences, see “—Foreign Exchange Risks” below.

Judgments in a foreign currency

The debt securities will be governed by, and construed in accordance with, the laws of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of New York State provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Foreign exchange risks

An investment in debt securities that are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is a resident or the currency in which the purchaser conducts its business or activities (the “home currency”) entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in the rates of exchange between the home currency and the relevant foreign currency and the possibility of the imposition or modification of foreign exchange controls with respect to the relevant foreign currency. Such risks generally depend on economic and political events over which Comerica has no control. In recent years, rates of exchange for foreign currencies have been volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the debt securities. Depreciation of the relevant foreign currency against the relevant home currency could result in a decrease in the effective yield of such relevant foreign denominated debt security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

This description of foreign currency risks does not describe all the risks of an investment in debt securities denominated in a currency other than the home currency. Prospective investors should consult with their financial and legal advisors as to the risks involved in an investment in a particular offering of debt securities.

Description of the warrants to purchase common stock or preferred stock

The following summary sets forth the material terms and provisions of the common stock warrants and preferred stock warrants, that would be issued pursuant to a stock warrant agreement between Comerica and a stock warrant agent to be selected at the time of issue. The stock warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard stock warrant provisions, that is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The stock warrants may be issued under the stock warrant agreement independently or together with any other securities offered by a prospectus supplement. If stock warrants are offered, the applicable prospectus supplement will describe the designation and terms of the stock warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation and terms of the common stocks or preferred stocks purchasable upon exercise of the stock warrants;

•	if applicable, the date on and after which the stock warrants and the related offered securities will be separately transferable;

•	the number of common stocks or preferred stocks purchasable upon exercise of one stock warrant and the initial price at which shares may be purchased upon exercise of the stock warrant;

•	the date on which the right to exercise the stock warrants shall commence and the date on which these rights shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	any call provisions;

•	the currency in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the stock warrants; and

•	any other terms of the stock warrants.

The shares of common stock or preferred stock issuable upon exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable.

This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of stock warrants

You may exercise your stock warrants by surrendering to the stock warrant agent your stock warrant certificate with the form of election to purchase on the reverse of the certificate properly completed and executed by you, or your authorized agent, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc., which we refer to in this prospectus as the NASD, or by a member of a national securities exchange. You must indicate on the form of election whether you are electing to exercise all or a portion of the stock warrants evidenced by the certificate. You must also submit a payment of the aggregate exercise price of the stock warrants to be exercised in lawful money of the United States along with your stock warrant certificates, unless otherwise set forth in the applicable prospectus supplement. Upon receipt of the stock warrant certificate, form of election and aggregate payment, if applicable, by the stock warrant agent, the stock warrant agent will requisition from the transfer agent for the common stocks or the preferred stocks, as the case may be, a certificate representing the number of common stocks or preferred stocks purchased for issuance and delivery to you or upon your written order. If you exercise less than all of the stock warrants evidenced by any stock warrant certificate, the stock warrant agent shall deliver to you a new stock warrant certificate representing your unexercised stock warrants.

Anti-dilution and other provisions

The exercise price payable, the number of common stocks or preferred stocks purchasable upon the exercise of each stock warrant, and the number of stock warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of shares of common stock or preferred stock; and
•	a combination, subdivision or reclassification of our common stock or preferred stock.

In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each stock warrant, we may elect to adjust the number of stock warrants. No adjustment in the number of shares purchasable upon exercise of the stock warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. We may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of our property we as an entirety or substantially as an entirety, you, as a stock warrant holder, shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of common stocks or preferred stocks into which your stock warrants were exercisable immediately prior to this event.

No rights as shareholders

You will not be entitled, by virtue of being a stock warrant holder, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as shareholders of ours.

Description of the warrants to purchase debt securities

The following summary sets forth the material terms and provisions of the debt warrants, which would be issued pursuant to a debt warrant agreement between Comerica and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the standard debt warrant provisions, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The debt warrants may be issued under the debt warrant agreement independently or together with any other securities offered by a prospectus supplement. If debt warrants are offered, the applicable prospectus supplement will describe the designation and terms of the debt warrants, including, without limitation, the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which the principal amount of debt securities may be purchased upon exercise of the debt warrant;

•	the date on which the right to exercise the debt warrants shall commence and the date on which this right shall expire;

•	a discussion of the material U.S. Federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the anti-dilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

You, as a debt warrant holder, will generally not have any of the rights of holders of Comerica debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the Comerica debt securities or to enforce any of the covenants of the Comerica debt securities or the applicable Comerica indenture.

Exercise of debt warrants

You may exercise your debt warrants by surrendering at the office of the debt warrant agent your debt warrant certificate with the form of election to purchase on the reverse side of the certificate properly completed and signed by you, which signature must be guaranteed by a bank or trust company, by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. You must also submit a payment in full of the exercise price, as set forth in the applicable prospectus supplement. Upon the exercise of debt warrants, Comerica will issue the debt securities in authorized denominations in accordance with your instructions. If you exercise less than all of the debt warrants evidenced by your debt warrant certificate, a new debt warrant certificate will be issued for the remaining number of debt warrants.

Description of stock purchase contracts and stock
purchase units

Comerica may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to Comerica, and Comerica to sell to or purchase from the holders, a specified number of shares of common stock, shares of preferred stock or depositary shares at a future date or dates. The consideration per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

•	debt securities,

•	capital securities issued by trusts, all of whose common securities are owned by Comerica or by one of its subsidiaries,

•	junior subordinated debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require Comerica to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

Description of capital securities and guarantees

Each Comerica Capital Trust will be governed by an amended and restated trust agreement, which we refer to in this prospectus as a trust agreement, a form of which is an exhibit to the registration statement of which this prospectus forms a part. Under each trust agreement, the

Comerica Capital Trust may issue, from time to time, only one series of capital securities with the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, which terms we will set forth in the applicable prospectus supplement. The terms of the Comerica Capital Trust capital securities will generally mirror the terms of the junior subordinated debt securities, which the Comerica Capital Trust will purchase with the proceeds from the sale of its capital securities and its common securities. The junior subordinated debt securities issued to a Comerica Capital Trust will be guaranteed by Comerica on a subordinated basis and are referred to in this prospectus as the corresponding junior subordinated debt securities relating to that Comerica Capital Trust.

Capital securities

The following is a summary of the material terms and provisions of each trust agreement and the capital securities. You should refer to the form of amended and restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of the trust agreement and of the capital securities.

Issuance, status and guarantee of capital securities

The capital securities will represent preferred beneficial interests in a Comerica Capital Trust and you, as holders of the capital securities, will be entitled to a preference in specified circumstances, including as regards distributions and amounts payable on redemption or liquidation over the common securities of the applicable Comerica Capital Trust. The capital securities of each Comerica Capital Trust will rank equally, and payments will be made on the capital securities pro rata, with the common securities of that Comerica Capital Trust, except as described under “—Subordination of Common Securities” below. The property trustee will hold legal title to the corresponding junior subordinated debt securities in trust for your benefit and for the benefit of the holder of the Comerica Capital Trust’s common securities. In this prospectus, we refer to the common securities and the capital securities of a Comerica Capital Trust collectively as the “trust securities” of that Comerica Capital Trust.

Comerica will guarantee the capital securities, which we refer to in this prospectus as the “capital securities guarantee”. Under each capital securities guarantee, Comerica will guarantee, on a subordinated basis, payment of distributions on the related capital securities and amounts payable on redemption or liquidation of the related capital securities, but only to the extent that the related Comerica Capital Trust has funds to make these payments.

Distributions

Distributions on the capital securities will accumulate from the original issue date and will be payable on the dates specified in the applicable prospectus supplement. If any date on which these distributions are payable is not a business day, payment of the distribution payable on that date will be made on the next succeeding business day without any additional distributions or other payment in respect of the delay. However, if the next succeeding business day is in the next succeeding calendar year, payment of the distribution will be made on the immediately preceding business day, in each case as if made on the date the payment was originally payable. We refer to each date on which distributions are payable in this prospectus as a distribution date. A “business day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the trustee for the corresponding junior subordinated debt securities is closed for business.

Distributions on each capital security will be payable at the rate specified in the applicable prospectus supplement and the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which you are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. References to “distributions” include any accumulated or additional distributions unless otherwise stated.

If set forth in the applicable prospectus supplement, Comerica will have the right under the subordinated indenture to defer the payment of interest on any series of corresponding junior subordinated debt securities for the period specified in the applicable prospectus supplement. However, no extension period may extend beyond the stated maturity of the corresponding junior subordinated debt securities. As a consequence of any extension, distributions on the corresponding capital securities would be deferred but would continue to accumulate additional distributions at the rate set forth in the applicable prospectus supplement, which rate will match the interest rate payable on the corresponding junior subordinated debt securities during the extension period, by the Comerica Capital Trust which issued the capital securities during any extension period.

The funds of each Comerica Capital Trust available for distribution to you will be limited to payments under the junior corresponding subordinated debt securities in which each Comerica Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If Comerica does not make interest payments on those corresponding junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions, if and to the extent each Comerica Capital Trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by Comerica as set forth below.

Distributions on the capital securities will be payable to the holders of the capital securities as they appear on the register of the applicable Comerica Capital Trust on the relevant record dates. As long as the capital securities remain in book-entry form, the record dates will be one business day prior to the relevant distribution dates. Generally, each distribution payment will be made as described under “Global Capital Securities.” If any capital securities are not in book-entry form, the relevant record date will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or exchange

Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding subordinated debt securities held by a Comerica Capital Trust, the property trustee will simultaneously apply the proceeds from the repayment or redemption, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, trust securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities repaid or redeemed. The redemption price per trust security will be equal to its stated liquidation amount, plus any accumulated and unpaid distributions on the trust security to the redemption date, plus the related amount of premium, if any, and any additional amounts paid by Comerica upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities. The amount described in the preceding sentence is referred to in this prospectus as the redemption price. If less than all of the corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the property trustee shall allocate the proceeds from the repayment or redemption to the redemption pro rata of the related trust securities.

Generally, Comerica will have the right to redeem any series of corresponding junior subordinated debt securities at any time, in whole but not in part, upon the occurrence of a special event and subject to the conditions described in the prospectus supplement.

Special Event Redemption or Distribution of Corresponding Comerica Junior Subordinated Debt Securities. If a special event relating to the trust securities of a Comerica Capital Trust occurs and is continuing, within 90 days following the occurrence of the special event, Comerica has the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and, in doing so, cause a mandatory redemption of the related trust securities, in whole but not in part, at the redemption price. At any time, Comerica has the right to dissolve a Comerica Capital Trust and, after satisfaction of the liabilities of creditors of a Comerica Capital Trust, cause the corresponding junior subordinated debt securities to be distributed to the holders of the trust securities in liquidation of such Comerica Capital Trust. If Comerica does not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a special event, the applicable trust securities will remain outstanding. If a tax event has occurred and is continuing, additional sums may be payable on the corresponding junior subordinated debt securities. For purposes of this section, “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by a Comerica Capital Trust on its outstanding trust securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which it has become subject as a result of a tax event.

On and from the date fixed for any distribution of corresponding junior subordinated debt securities upon dissolution of a Comerica Capital Trust:

•	the trust securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon the distribution, upon surrender of the related capital securities certificates for exchange; and

•	any certificates representing the capital securities, which is not surrendered for exchange will be deemed to represent beneficial interests in the corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the capital securities and accruing interest at the rate provided for in the debt securities, which rate will equal the distribution rate on the capital securities, until the certificates are presented to the administrative trustees or their agent for exchange.

There can be no assurance as to the market prices for the capital securities or the corresponding junior subordinated debt securities that may be distributed in exchange for capital securities if a dissolution and liquidation of a Comerica Capital Trust were to occur. Accordingly, the capital securities that you may purchase, and the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a Comerica Capital Trust, may trade at a discount to the price that you paid to purchase the capital securities.

Redemption procedures

The property trustee shall redeem the capital securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The property trustee will redeem the capital securities, and shall pay the redemption price, on each redemption date only to the extent that the applicable Comerica Capital Trust has funds on hand available for the payment of the redemption price. See also “—Subordination of Common Securities.”

If a Comerica Capital Trust gives a notice of redemption, which notice will be irrevocable, in respect of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the capital securities funds sufficient to pay the applicable redemption price. The property trustee will also give the depositary irrevocable instructions and authority to pay the redemption price to you, as a holder of the capital securities. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates evidencing the capital securities. Notwithstanding the preceding sentences, distributions payable on or prior to the redemption date for any capital securities called for redemption shall be payable to you on the relevant record date for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of the deposit, all of your rights, as a holder of capital securities so called for redemption, will cease, except your right to receive the redemption price, but without interest, and your capital securities will cease to be outstanding. If any date on which any redemption price is payable is not a business day, then payment of the redemption price payable on that date will be made on the next succeeding business day without any interest or other payment in respect of the delay. However, if the next succeeding business day falls in the next calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the proper payment date. If that payment of the redemption price is improperly withheld or refused and not paid either by the Comerica Capital Trust or by Comerica pursuant to the capital securities guarantee as described under “Description of Capital Securities Guarantees,” distributions on the capital securities will continue to accumulate interest at the then applicable rate, from the redemption date originally established by the Comerica Capital Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Generally, Comerica or its subsidiaries, including a Comerica Capital Trust, may purchase outstanding capital securities.

Payment of the redemption price on the capital securities will be made to the record holders as they appear on the register for the capital securities on the relevant record date, which will be one business day prior to the relevant redemption date. If any capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

The property trustee will allocate the aggregate liquidation amount pro rata to the trust securities based upon the relative liquidation amounts of the classes if less than all of the trust securities issued by a Comerica Capital Trust are to be redeemed on a redemption date. The property trustee will select on a pro rata basis not more than 60 days prior to the redemption date from the outstanding capital securities not previously called for redemption the particular capital securities to be redeemed by any method, including without limitation by lot, as it shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount of the capital securities to be redeemed. Generally, for purposes of each trust agreement, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of capital securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each of Comerica and a Comerica Capital Trust defaults in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or portions of the junior subordinated debt securities, and distributions will cease to accrue on the related capital securities or portions of the related capital securities, called for redemption.

Subordination of common securities

Payment on each of a Comerica Capital Trust’s trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if an event of default under the corresponding junior subordinated debt securities occurs and is continuing on any distribution date or redemption date, no payment of any distribution on, or junior redemption price of, any of the Comerica Capital Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Comerica Capital Trust’s outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Comerica Capital Trust’s outstanding capital securities then called for redemption, have been made or provided for, and all funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or redemption price of, the Comerica Capital Trust’s capital securities then due and payable.

If any event of default under the trust agreement resulting from an event of default under the junior subordinated indenture occurs, the holder of the Comerica Capital Trust’s common securities will be deemed to have waived any right to act with respect to that event of default until the effect of all of the events of default with respect to the capital securities have been cured, waived or otherwise eliminated. Until these events of default have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the capital securities and not on behalf of the holder of the Comerica Capital Trust’s common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation distribution upon dissolution of Comerica Capital Trust

Pursuant to each trust agreement, each Comerica Capital Trust will automatically dissolve upon expiration of its term and will dissolve on the first to occur of:

•	bankruptcy, dissolution or liquidation of Comerica;

•	the written direction to the property trustee from Comerica, as depositor, at any time, which direction is optional and wholly within the discretion of Comerica, to dissolve the Comerica Capital Trust and distribute corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities subject to our having received any required prior approval of the Federal Reserve;

•	the redemption of all of the Comerica Capital Trust’s trust securities following a special event;

•	the redemption of all of the Comerica Capital Trust’s capital securities as described under “—Redemption or Exchange—Mandatory Redemption”; and

•	the entry of an order for the dissolution of the Comerica Capital Trust by a court of competent jurisdiction.

If an early dissolution occurs as described in the first, second and fifth bullets above or upon the date designated for automatic dissolution of the Comerica Capital Trust, the Comerica Capital Trust will be liquidated by the Comerica Capital Trustees as expeditiously as the Comerica Capital Trustees determine to be possible by distributing to the holders of the trust securities, after satisfaction of liabilities to the Comerica Capital Trust’s creditors, corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if the property trustee determines that this distribution is not practical or the early distribution occurs as described in the 3rd or 4th bullets above, the holders will be entitled to receive out of the Comerica Capital Trust’s assets available for distribution, after satisfaction of liabilities to the Comerica Capital Trust’s creditors, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions on the trust securities to the date of payment, this amount being referred to in this prospectus as the liquidation distribution. If the liquidation distribution can be paid only in part because the Comerica Capital Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Comerica Capital Trust on its capital securities will be paid on a pro rata basis. The holder of the Comerica Capital Trust’s common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the capital securities shall have a priority over the common securities.

Events of default; notice

The following constitute an event of default under each trust agreement with respect to the applicable capital securities:

•	the occurrence of an event of default on the corresponding junior subordinated debt securities (see “Description of Debt Securities—Events of Default”);

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of this default for a period of 30 days;

•	default by the property trustee in the payment of any redemption price of any trust security when it becomes due and payable;

•	default in the performance, or breach, in any material respect, of any covenant or warranty of the Comerica Capital Trustees in the trust agreement, other than a default in the performance or breach of those covenants in the preceding two bullets, and continuation of the default or breach for a period of 60 days after the holders of at least 25% in aggregate liquidation preference of the outstanding capital securities of the applicable Comerica Capital Trust have given written notice specifying the default or breach, requiring it to be remedied and stating that the notice is a “Notice of Default” under the trust agreement, by registered or certified mail to the defaulting Comerica Capital Trustee(s); and

•	the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and the failure by Comerica, as depositor, to appoint a successor property trustee within 60 days of the occurrence.

Within 30 business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the applicable capital securities, the administrative trustees and Comerica, as depositor, unless the event of default has been cured or waived. Comerica, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement.

If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the capital securities shall have a preference over the common securities upon dissolution of each Comerica Capital Trust as described above. See “—Liquidation Distribution Upon Dissolution of Comerica Capital Trust.” The existence of an event of default under the trust agreement does not entitle the holders of capital securities to accelerate the maturity of the capital securities.

Removal of Comerica Capital Trustees

Unless an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, any Comerica Capital Trustee may be removed at any time by the holder of the Comerica Capital Trust’s common securities. If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the Comerica Capital Trust’s common securities. No resignation or removal of a Comerica Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-trustees and separate property trustee

Unless an event of default shall have occurred and be continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any Comerica Capital Trust may at the time be located, Comerica, as depositor, and the administrative trustees shall have power, at any time or times, to appoint one or more persons either to act as a co-trustee jointly with the property trustee of all or any part of the property of the Comerica Capital Trust or to act as separate trustee of any property, in either case with the powers as may be provided in the instrument of appointment. Comerica, as depositor, and the administrative trustees shall generally also have the power to vest in that person or persons in that capacity any property, title, right or power deemed necessary or desirable. If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make this appointment.

Merger or consolidation of Comerica Capital Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Comerica Capital Trustee shall be a party, shall be the successor of the Comerica Capital Trustee under each trust agreement, so long as the corporation is otherwise qualified and eligible.

Mergers, consolidations, amalgamations or replacements of the Comerica Capital Trusts

A Comerica Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “Liquidation Distribution Upon Dissolution of Comerica Capital Trust.” A Comerica Capital Trust may, at the request of Comerica, with the consent of only the administrative trustees and without the consent of the holders of the capital securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state so long as the following conditions are met:

•	the successor entity either: expressly assumes all of the obligations of the Comerica Capital Trust with respect to the capital securities or substitutes for the capital securities other securities having substantially the same terms as the capital securities, referred to in this prospectus as the successor securities, so long as the successor securities rank the same as the capital securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	Comerica expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debt securities;

•	the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed or traded, if any;

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect;

•	the successor entity has a purpose substantially identical to that of the Comerica Capital Trust;

•	prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Comerica has received an opinion from independent counsel to the Comerica Capital Trust to the effect that:

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect;

•	following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Comerica Capital Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

•	Comerica or any permitted successor or assignee owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the capital securities guarantee.

Notwithstanding the preceding description, a Comerica Capital Trust shall not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Comerica Capital Trust or the successor entity to be classified as other than a grantor trust for U.S. Federal income tax purposes.

Voting and preemptive rights

Except as provided below and under “—Removal of Comerica Capital Trustees,” “Description of Comerica Debt Securities and Comerica Guarantee—Events of Default,” “Description of Capital Securities Guarantees—Amendments and Assignment”, the holders of the capital securities will generally not have any voting rights. Holders of the capital securities have no preemptive or similar rights.

Amendment of restated trust agreements

Each trust agreement may be amended by Comerica and the Comerica Capital Trustees, without the consent of the holders of the trust securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, or

•	to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the Comerica Capital Trust will be classified for U.S. Federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Comerica Capital Trust will not be required to register as an “investment company” under the Investment Company Act.

However, in the case of the first bullet above, that action will not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of a trust agreement adopted in accordance with the two bullet points above will become effective when notice of the amendment is given to the holders of trust securities of the applicable Comerica Capital Trust.

Each trust agreement may be amended by the Comerica Capital Trustees and Comerica with the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust securities and receipt by the Comerica Capital Trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Comerica Capital Trustees in accordance with the amendment will not affect the Comerica Capital Trust’s status as a grantor trust for U.S. Federal income tax purposes or the Comerica Capital Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after the date.

So long as any corresponding junior subordinated debt securities are held by the property trustee, the Comerica Capital Trustees shall not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the junior subordinated indenture, or executing any trust or power conferred on that trustee with respect to the corresponding subordinated debt securities;

•	waive any past default that is waivable under the subordinated indenture, as described in “Description of the Comerica Debt Securities and Comerica Guarantee—Modification and Waiver”;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities shall be due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding subordinated debt securities, where the consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities.

However, where a consent under the junior subordinated indenture would require the consent of each holder of the affected corresponding junior subordinated debt securities, no consent shall be given by the property trustee without the prior consent of each holder of the corresponding capital securities. The Comerica Capital Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee shall notify each holder of capital securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining these approvals of the holders of the capital securities, prior to taking any of these actions, the Comerica Capital Trustees shall obtain an opinion of counsel to the effect that the Comerica Capital Trust will not be classified as an association taxable as a corporation for U.S. Federal income tax purposes on account of that action.

Any required approval or action of holders of capital securities may be given or taken at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities.

No vote or consent of the holders of capital securities will be required for a Comerica Capital Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

Even though the holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by Comerica, the Comerica Capital Trustees or any affiliate of Comerica or any Comerica Capital Trustees shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global capital securities

The capital securities of a Comerica Capital Trust may be issued, in whole or in part, in the form of one or more global capital securities that will be deposited with, or on behalf of, the depositary. The depositary and the specific terms of the depositary arrangement with respect to the capital securities of a Comerica Capital Trust will be described in the applicable prospectus supplement.

Payment and paying agency

Payments of distributions in respect of the capital securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. However, if any Comerica Capital Trust’s capital securities are not held by the depositary, these payments shall be made by check mailed to the address of the holder entitled to the payments as it shall appear on the register of the Comerica Capital Trust.

Unless otherwise set forth in the applicable prospectus supplement, the paying agent shall initially be The Bank of New York and any co-paying agent chosen by The Bank of New York and acceptable to the administrative trustees and Comerica. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees, the property trustee and Comerica. If The Bank of New York shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Comerica, to act as paying agent.

Registrar and transfer agent

The registrar and transfer agent for the capital securities will be named in the applicable prospectus supplement.

Registration of transfers and exchanges of capital securities will be effected without charge by or on behalf of each Comerica Capital Trust. However, the holders must pay any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Comerica Capital Trusts will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.

Information concerning the property trustee

The property trustee undertakes to perform only those duties specifically set forth in each trust agreement. However, the property trustee must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to the preceding sentence, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur. If, in performing its duties under the trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee shall take the action as is directed by Comerica. Otherwise, the property trustee shall take the action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Administrative trustees

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Comerica Capital Trusts in such a way that:

•	no Comerica Capital Trust will be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for U.S. Federal income tax purposes; and

•	the corresponding junior subordinated debt securities will be treated as indebtedness of Comerica for U.S. Federal income tax purposes.

In this regard, Comerica and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Comerica Capital Trust or each trust agreement, that Comerica and the administrative trustees determine, in their discretion, to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the related capital securities.

Capital securities guarantees

Concurrently with the issuance by each Comerica Capital Trust of its capital securities, we will execute and deliver a capital securities guarantee for the benefit of the holders of the capital securities. The guarantee trustee acting under each capital securities guarantee for the purposes of compliance with the Trust Indenture Act will be named in the applicable prospectus supplement, and each capital securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following is a summary of the material provisions of the capital securities guarantees. You should refer to the form of capital securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each capital securities guarantee. The form of the capital securities guarantee has been filed as an exhibit to the registration statement of which this prospectus is a part. Reference in this summary to capital securities means the Comerica Capital Trust’s capital securities to which the capital securities guarantee relates. The guarantee trustee will hold each capital securities guarantee for the benefit of the holders of the related Comerica Capital Trust’s capital securities.

General

We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, without duplication of amounts previously paid by or on behalf of the Comerica Capital Trust, to the holders of the capital securities as and when due, regardless of any defense, right of setoff or counterclaim that the Comerica Capital Trust may have or assert other than the defense of payment. The following payments with respect to the capital securities, to the extent not paid by or on behalf of the related Comerica Capital Trust, are referred to in this prospectus as the guarantee payments:

•	any accrued and unpaid distributions required to be paid on the capital securities, to the extent that the Comerica Capital Trust has funds available for payment at that time;

•	the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any capital securities called for redemption, to the extent that the Comerica Capital Trust has funds available for payment at that time; and

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the Comerica Capital Trust, unless the corresponding junior subordinated debt securities are distributed to holders of the capital securities, the lesser of:

•	the liquidation distribution, to the extent the Comerica Capital Trust has funds available for payment at that time; and

•	the amount of assets of the Comerica Capital Trust remaining available for distribution to holders of capital securities.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing the Comerica Capital Trust to pay these amounts to the holders.

A capital securities guarantee will not apply to any payment of distributions except to the extent a Comerica Capital Trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a Comerica Capital Trust, such Comerica Capital Trust will not pay distributions on the capital securities and will not have funds available for such payments. See “—Status of the Capital Securities Guarantees.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the capital securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

Our obligations under the capital securities guarantee, the junior subordinated indenture, including our guarantee of the subordinated junior debt securities, and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitute this guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Comerica Capital Trust’s obligations under the capital securities. See “Comerica Capital Trusts,” “Description of Capital Securities,” and “Description of Debt Securities.”

We will also agree to guarantee the obligations of each Comerica Capital Trust with respect to the common securities issued by the Comerica Capital Trust to the same extent as under the capital securities guarantee. However, if an event of default under the subordinated indenture has occurred and is continuing, the holders of capital securities under the capital securities guarantee will have priority over the holders of the common securities under the common securities guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the capital securities guarantees

Each capital securities guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debt securities as set forth in the junior subordinated indenture.

Each capital securities guarantee will rank equally with all other similar capital securities guarantees issued by us on behalf of holders of capital securities of any other Comerica Capital Trust or any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any affiliate of ours in connection with the issuance by the entity of capital securities or other similar securities that are guaranteed by us pursuant to an instrument that ranks equally with or junior in right of payment to the capital securities guarantee. (Section 6.3). Each capital securities guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may generally institute a legal proceeding directly against us to enforce its rights under the capital securities guarantee without first instituting a legal proceeding against any other person or entity, including the applicable Comerica Capital Trust.

No capital securities guarantee will be discharged except by payment of the guarantee payments in full to the extent not paid by the Comerica Capital Trust or upon distribution to the holders of the capital securities of the corresponding junior subordinated debt securities. None of the capital securities guarantees places a limitation on the amount of additional indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness that will rank senior to the capital securities guarantees.

Amendments and assignment

No capital securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the applicable outstanding capital securities, except with respect to any changes which do not materially adversely affect the rights of holders of the related capital securities, in which case no consent will be required. All guarantees and agreements contained in each capital securities guarantee will bind our successors and assigns and will inure to the benefit of the holders of the related capital securities. We may not assign our obligations under the capital securities guarantee except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease that is permitted under the subordinated indenture and under which the person formed by the consolidation or amalgamation or into which we are merged or which acquires or leases our properties and assets agrees in writing to perform our obligations under the capital securities guarantee.

Events of default

An event of default under each capital securities guarantee will occur upon our failure to perform any of our payment or other obligations under the capital securities guarantee. The holders of not less than a majority in aggregate liquidation amount of the related capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee or to direct the exercise of any trust or power conferred upon the guarantee trustee.

Any holder of the capital securities may institute a legal proceeding directly against us to enforce its rights under the capital securities guarantee without first instituting a legal proceeding against the Comerica Capital Trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not Comerica is in compliance with all the conditions and covenants applicable to it under the capital securities guarantee.

Information concerning the guarantee trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any capital securities guarantee, undertakes to perform only the duties specifically set forth in each capital securities guarantee. After default with respect to any capital securities guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the preceding sentence, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any capital securities guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that it might incur.

Termination of the capital securities guarantees

A capital securities guarantee will terminate upon:

•	full payment of the redemption price of the related capital securities;

•	the distribution of the corresponding junior subordinated debt securities to the holders of the related capital securities; or

•	upon full payment of the amounts payable upon liquidation of the related Comerica Capital Trust.

Each capital securities guarantee will continue to be effective or will be reinstated if, at any time, any holder of the related capital securities must restore payment of any sums paid with respect to the capital securities or the capital securities guarantee.

New York law to govern

Each capital securities guarantee will be governed by and construed in accordance with the laws of the State of New York.

The expense agreement

Pursuant to the expense agreement entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom a Comerica Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Comerica Capital Trust, other than obligations of the Comerica Capital Trust to pay to the holders of the capital securities or other similar interests in the Comerica Capital Trust of the amounts due them pursuant to the terms of the capital securities or other similar interests, as the case may be.

Plan of distribution

Comerica may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include any broker-dealer subsidiary of Comerica.

The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Comerica from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, Comerica will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Comerica to one or more institutional purchasers, or through agents designated by Comerica from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Comerica to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, Comerica may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, Comerica will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Comerica at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

The broker-dealer subsidiaries of Comerica, including Comerica Securities, Inc., are members of the NASD and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Comerica’s broker-dealer subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer subsidiary of Comerica in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Comerica’s broker-dealer subsidiaries may act as principal or agent in such transactions. None of Comerica’s broker-dealer subsidiaries have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Comerica and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

Underwriters, dealers and agents may be entitled, under agreements with Comerica, to indemnification by Comerica relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Comerica and affiliates of Comerica in the ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

ERISA considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the offered securities of Comerica. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

Comerica has subsidiaries, including insurance company subsidiaries and broker-dealer subsidiaries, that provide services to many employee benefit plans. Comerica and any such direct or indirect subsidiary of Comerica may each be considered a “party in interest” and a “disqualified person” to a large number of plans. A purchase of offered securities of Comerica by any such plan would be likely to result in a prohibited transaction between the plan and Comerica.

Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions (“PTCE”) issued by the Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

•	PTCE 96-23 for transactions determined by in-house asset managers,
•	PTCE 95-60 for transactions involving insurance company general accounts,
•	PTCE 91-38 for transactions involving bank collective investment funds,
•	PTCE 90-1 for transactions involving insurance company separate accounts, or
•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to Comerica on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a) it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b) its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

(c) it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

Legal matters

In connection with particular offerings of the securities in the future, the validity of those securities, other than capital securities, will be passed upon for Comerica by Mayer, Brown, Rowe & Maw LLP, legal counsel to Comerica, or one of Comerica’s lawyers named in the applicable prospectus supplement. The validity of the capital securities will be passed upon for Comerica Capital Trusts by special Delaware counsel, Richards, Layton & Finger, P.A., Wilmington, Delaware. Notwithstanding the foregoing, Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois, may act as legal counsel to the underwriters, agents or dealers. In addition to the above reference, Mayer, Brown, Rowe & Maw LLP has from time to time acted as counsel for Comerica and its subsidiaries and may do so in the future.

Experts

The consolidated financial statements of Comerica Incorporated as of December 31, 2005 and 2004, and for each of the three years ended December 31, 2005, included in Comerica Incorporated’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2006, and Comerica Incorporated management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated by reference in Comerica Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

As required by the Securities Act of 1933, Comerica filed a registration statement relating to the securities offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.

Comerica files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Comerica files at the SEC’s public reference room in Washington, D.C. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. Comerica maintains an Internet website at www.comerica.com where the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports are available without charge, as soon as reasonably practicable after those reports are filed with or furnished to the U.S. Securities and Exchange Commission. The Code of Business Conduct and Ethics for Employees, the Code of Business Conduct and Ethics for Members of the Board of Directors and the Senior Financial Officer Code of Ethics adopted by Comerica are also available on the Internet website and are available in print to any shareholder who requests them. Such requests should be made in writing to the Corporate Secretary at Comerica Incorporated, Comerica Tower at Detroit Center, 500 Woodward Avenue, MC 3381, Detroit, Michigan 48226.

The SEC allows Comerica to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Comerica files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Comerica incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

(a) Annual Report on Form 10-K for the year ended December 31, 2005, with the exception of the following items, which are superseded by, and included in, the Current Report on Form 8-K filed on November 14, 2006:

i) Item 6. Selected Financial Data,

ii) Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,

iii) Item 7A. Quantitative and Qualitative Disclosures About Market Risk,

iv) Item 8. Financial Statements and Supplementary Data;

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

(c) Current Reports on Form 8-K filed on October 19, 2006, November 13, 2006, two separate filings on November 14, 2006 and the Current Report on Form 8-K furnished on January 18, 2007; and

(d) The description of Comerica’s common stock set forth in Comerica’s registration statement on Form S-4/A filed December 14, 2000 (Commission File Number 333-51042), and any amendment or report filed with the SEC for the purpose of updating that description.

All documents Comerica files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date Comerica stops offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. Comerica is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

The Comerica Capital Trusts

There are no separate financial statements of the Comerica Capital Trusts in this prospectus. Comerica does not believe the financial statements would be helpful to the holders of the capital securities of the Comerica Capital Trusts because:

•	Comerica, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each Comerica Capital Trust;

•	neither of the Comerica Capital Trusts has any independent operations or proposes to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of such Comerica Capital Trust and investing the proceeds in subordinated debt securities issued by Comerica; and

•	the obligations of each Comerica Capital Trust under the capital securities will be fully and unconditionally guaranteed by Comerica. See “Description of Capital Securities Guarantees.”

Neither of the Comerica Capital Trusts is currently subject to the information reporting requirements of the Exchange Act. Each Comerica Capital Trust will be exempt from these requirements following the effectiveness of the registration statement that contains this prospectus.

$150,000,000

Comerica Incorporated

Floating Rate Senior Notes due 2010

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Banc of America Securities LLC
Barclays Capital

Comerica Securities
Sandler O’Neill + Partners, L.P.

          July 24, 2007